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As filed with the Securities and Exchange Commission on November 22, 2002

Registration No. 333-    •

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________ FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ______________________	______________________ FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ______________________
ALLSTATE LIFE GLOBAL FUNDING	ALLSTATE LIFE INSURANCE COMPANY
(Rule 140 Co-Registrant)	(Rule 140 Co-Registrant)
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Delaware	Illinois
(State of Organization)	(State of Organization)
Not Applicable	36-2554642
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
6525 Morrison Boulevard Suite 318 Charlotte, NC 28211 (704) 365-0569 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	3100 Sanders Road Northbrook, IL 60062 (847) 402-5000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Douglas K. Johnson President of AMACAR Pacific Corp., Administrator of Allstate Life Global Funding 6525 Morrison Boulevard Suite 318 Charlotte, NC 28211 (704) 365-0569	Michael J. Velotta Senior Vice President, General Counsel and Secretary of Allstate Life Insurance Company 3100 Sanders Road Northbrook, IL 60062 (847) 402-5000

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agents For Service with Respect to the Registrants)

Copies to:

John M. Schwolsky
Joseph L. Seiler III
Gary Apfel
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, NY 10019

Approximate date of commencement of proposed sale to the public:
As soon as practicable after these registration statements become effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Senior Secured Medium Term Notes	$3,000,000,000	100%	$3,000,000,000	$276,000

Funding Agreements(3)	$3,000,000,000	100%	$3,000,000,000(3)	None(3)

                  Or, if any securities are (a) denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $3,000,000,000, at the time of initial offering, (b) issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $3,000,000,000, or (c) issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $3,000,000,000.

(1)
The amount of securities being registered represents the maximum aggregate principal amount of securities which, on November 22, 2002, are expected to be offered for sale.
(2)
Estimated solely for the purpose of determining the amount of the registration fee.
(3)
Registered solely due to the "co-registrant" status of Allstate Life Insurance Company. $3,000,000,000 is the estimated maximum aggregate offering price of all the securities being registered.

                  The registrants hereby amend these registration statements on a date necessary to delay its effectiveness until the registrants file a further amendment specifically stating that these registration statements will become effective according to Section 8(a) of the Securities Act of 1933 or until these registration statements shall become effective on the date the Commission determines.

EXPLANATORY NOTE

              These registration statements contain a prospectus to be used in connection with the offer and sale of senior secured medium term notes which Allstate Life Global Funding may issue and sell to the public with payment of principal of, any premium and interest on, and any other amounts due and owing with respect to, the notes to be secured by funding agreements issued and sold by Allstate Life Insurance Company to Allstate Life Global Funding.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer of or sale is not permitted or would require registration or qualification under the securities laws of the jurisdiction.

Subject to Completion
Preliminary Prospectus dated November 22, 2002

P R O S P E C T U S

$3,000,000,000

Allstate Life Global Funding

Senior Secured Medium Term Notes

                  We are Allstate Life Global Funding, a special purpose statutory trust organized in series under the laws of the State of Delaware. This offering consists of one or more series of senior secured medium term notes, which we refer to in this Prospectus as Notes, with the aggregate principal amount of up to $3,000,000,000 or the equivalent amount in one or more foreign or composite currencies. Notes of a series may be listed on a securities exchange. We will use the net proceeds from the offering of each series of the Notes to purchase one or more funding agreements, which we refer to in this Prospectus as Funding Agreements, issued by Allstate Life Insurance Company, an Illinois insurance company. We exist for the exclusive purposes of: issuing and selling discrete series of Notes to investors; using the net proceeds from the sale of each series of Notes to acquire one or more Funding Agreements from Allstate Life; and engaging in other activities necessary or incidental thereto.

  •
  The Notes: The Notes of each series will:
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  rank as our senior secured indebtedness;
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  rank pari passu with respect to each other and with respect to Notes issued in any other series;
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  be secured by one or more Funding Agreements;
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  have a stated maturity of 9 months or more from the date of issue;
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  have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of us or the holders of our Notes;
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  provide for payments in U.S. dollars or one or more foreign currencies;
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  unless otherwise specified in the applicable Pricing Supplement, have a minimum denomination of $1,000 or other specified denominations for foreign currencies; and
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  be in book-entry or certificated form.
  •
  Pricing Options: Each series of Notes will bear interest at fixed or floating rates, or bear no interest at all. Unless we otherwise specify in the applicable Pricing Supplement, we will pay interest on each series of Notes on a monthly, quarterly, semiannual or annual basis.

                  Investing in the Notes involves risks that are described in the "Risk Factors" section beginning on page 5 of this Prospectus.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus or any Pricing Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                  We may sell the Notes to the Agent referred to below or other Agents as principals for resale at varying or fixed offering prices or through the Agent referred to below or other Agents as agent using their reasonable efforts on our behalf. We may also sell Notes without the assistance of any Agent.

Merrill Lynch & Co.

The date of this Prospectus is    •    , 2002.

                  You should rely on the information contained or incorporated by reference in this Prospectus and any Pricing Supplement. Neither we nor Allstate Life nor any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor Allstate Life nor any Agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this Prospectus and any Pricing Supplement is accurate only as of its respective date.

              This Prospectus is part of a registration statement on Form S-1 and a registration statement on Form S-3 that we and Allstate Life filed with the Securities and Exchange Commission, or the Commission, using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the Notes described in this Prospectus in one or more offerings up to a total dollar amount of $3,000,000,000 or the equivalent amount in one or more foreign or composite currencies. This Prospectus provides you with a general description of the Notes we may offer. Each time we sell securities, we will provide a Pricing Supplement that will contain specific information about the terms of that offering. This Prospectus does not contain all of the information included in the registration statements. For a complete understanding of the offering of Notes, you should refer to the registration statements relating to this Prospectus, including their exhibits. The Pricing Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Pricing Supplement together with the additional information described under the heading "Available Information."

              In this Prospectus, references to "Issuer", "Trust", "we", "us" and "our" are to Allstate Life Global Funding, and not Allstate Life Insurance Company, unless we state otherwise or the context clearly indicates otherwise. References to Allstate Life are to Allstate Life Insurance Company.

              In this Prospectus, references to "United States dollars", "U.S. dollars" or "$" are to lawful currency of the United States of America, and references to "Euro" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

              Persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes offered by this Prospectus, including over-allotment, stabilizing transactions, short-covering transactions and penalty bids. These transactions if commenced may be discontinued at any time.

FORWARD-LOOKING STATEMENTS

              This Prospectus and any Pricing Supplement may include forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our or Allstate Life's current expectations, estimates and predictions about future results and events. These statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us, Allstate Life or our respective managements. When we or Allstate Life make forward-looking statements, we or Allstate Life are basing them on our respective managements' beliefs and assumptions, using information currently available to us or Allstate Life, as the case may be. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this Prospectus and in any Pricing Supplement. Factors that can cause or contribute to these differences include those described under the headings "Risk Factors." We and Allstate Life undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

              If one or more of these or other risks or uncertainties materialize, or if our or Allstate Life's underlying assumptions prove to be incorrect, actual results may vary materially from what we or Allstate Life projected. Any forward-looking statements you read in this Prospectus or any Pricing Supplement reflect our or Allstate Life's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our or Allstate Life's operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or Allstate Life or individuals acting on our or Allstate Life's behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this Prospectus and any Pricing Supplement which could cause actual results to differ before making an investment decision.

AVAILABLE INFORMATION

              We are a special purpose statutory trust organized in series under the laws of the State of Delaware. We also occasionally refer to any of our series in this Prospectus as series of the Trust. Delaware law does not require us generally or with respect to any of our series to prepare financial statements. Accordingly, no financial statements have been or will be prepared with respect to us generally or with respect to any series of the Trust. Each applicable Pricing Supplement will set forth our capitalization as anticipated immediately following the closing of the sale of the relevant series of Notes.

              Together with Allstate Life, we filed with the Commission a registration statement on Form S-1 and a registration statement on Form S-3 under the Securities Act of 1933 with respect to the Notes. This Prospectus, which constitutes part of the registration statements, does not contain all of the information set forth in the registration statements. Parts of the registration statements are omitted from this Prospectus in accordance with the rules and regulations of the Commission.

              Allstate Life filed with the Commission a registration statement on Form 10 (SEC File No. 0-31248), dated April 24, 2002. Following such date, Allstate Life has undertaken to file annual, quarterly, and special event reports and other information with the Commission. You can read and copy any reports or other information Allstate Life files at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of Allstate Life's documents upon payment of a duplicating fee, by writing to the Commission's public reference room. You can obtain information regarding the public reference room by calling the Commission at 1-800-SEC-0330. Allstate Life filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

              The Commission allows us and Allstate Life to "incorporate by reference" information Allstate Life files with them into this Prospectus, which means that incorporated documents are considered part of this Prospectus. We and Allstate Life can disclose important information to you by referring you to those documents. Information that Allstate Life files with the Commission will automatically update and supersede the information in this Prospectus.

              This Prospectus incorporates by reference the following documents previously filed by Allstate Life with the Commission:

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  Form 10 (SEC File No. 0-31248), dated April 24, 2002;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002;

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  Current Report filed on Form 8-K dated August 14, 2002; and

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  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002.

              This Prospectus incorporates by reference any filings made by Allstate Life with the Commission subsequent to the filing of this Prospectus. These documents contain important information about Allstate Life and its finances.

              You may request a copy of any documents incorporated by reference in this Prospectus except exhibits to such Prospectus, at no cost, by writing or telephoning to the following addresses or telephone numbers:

Allstate Life Global Funding c/o AMACAR Pacific Corp. 6525 Morrison Boulevard Suite 318 Charlotte, North Carolina 28211 Attention: President Tel: (704) 365-0569	Allstate Life Insurance Company 3100 Sanders Road, Suite M3A Northbrook, Illinois 60062 Attention: Assistant Vice President, Institutional Markets Tel: (847) 402-5000

RISK FACTORS

              Your investment in the Notes includes risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. The Notes are not an appropriate investment for you if you do not understand their significant components and/or financial matters.

Risk Factors Relating to Us

    We have limited resources

              Our ability to make timely payments with respect to a series of Notes is principally dependent upon Allstate Life making the related payments under each relevant Funding Agreement. We are a statutory business trust organized in series. Consequently, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against only the assets of such series of the Trust and not against our assets generally or the assets of any other series of the Trust and, unless otherwise provided in the trust agreement, as amended or modified from time to time, which we refer to in this Prospectus as the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of such series. Our obligations under a series of Notes, which we refer to in this Prospectus as our Obligations, will be secured by one or more Funding Agreements together with all of the proceeds in respect of, and all of the books and records pertaining to, such Funding Agreements and all rights of the relevant series thereto which we collectively refer to in this Prospectus as the Collateral. No series of Notes will have any right to receive payments from the Collateral related to any other series of Notes.

              The Notes are not obligations of, and are not guaranteed by, Allstate Life, or any of its subsidiaries or affiliates. Except as provided by the Collateral, none of these entities nor any agent, trustee or beneficial owner of us generally, or in respect of any series of the Trust, is under any obligation to provide funds or capital to us generally or with respect to any of our series. Our net worth on the date hereof is approximately $1,000. Our net worth is not expected to increase materially.

    We have no prior operating history

              We are a statutory trust organized in series under the laws of the State of Delaware. We exist for the exclusive purposes of: issuing and selling discrete series of Notes to investors; using the net proceeds from the sale of each series of Notes to acquire the Collateral, including one or more Funding Agreements from Allstate Life; and engaging in other activities necessary or incidental thereto. We have no prior operating history.

Risk Factors Relating to the Notes

    The Notes are our non-recourse obligations

              Our obligations under the Notes of a series are payable only from the applicable Collateral. If any event of default shall occur under any series of the Notes, the rights of the holders of the Notes of such series and Bank One, National Association, which we refer to in this Prospectus as the Indenture Trustee, will be limited to a proceeding against the applicable Collateral. None of such holders or the Indenture Trustee will have the right to proceed against the Collateral related to any other series of Notes or any of Allstate Life, its officers, directors, affiliates, employees or agents or any of our trustees, beneficial owners or agents, or any of their respective officers, directors, affiliates, employees or agents in the case of any deficiency judgment remaining after foreclosure of any property included in such Collateral. All claims of the holders of a series of Notes in excess of amounts received from the related Collateral will be extinguished. In addition, in certain circumstances an event of default under a series of Notes may not constitute an event of default under the applicable Funding Agreement. In that event, it is possible that our obligations under any series of Notes may be accelerated while the obligations of Allstate Life under the applicable Funding Agreement may not be similarly accelerated. If this occurs, the Indenture Trustee may have no or limited ability to proceed against the applicable Funding Agreement and the related Collateral and holders of our Notes may not be paid in full, or in a timely manner upon such acceleration. See "Description of the Notes—Event of Default."

    The Notes could be deemed to be participations in the Funding Agreements or could otherwise be deemed to be contracts of insurance

              The laws and regulations of each state of the United States and of foreign jurisdictions contain broad definitions of the activities that may constitute the conduct of the business of insurance in such jurisdictions.

              LeBoeuf, Lamb, Greene & MacRae, L.L.P., our special counsel, has advised us in a memorandum with regard to insurance matters that neither we nor any persons selling or purchasing the Notes should be subject to regulation as doing an insurance business in any state of the United States or the District of Columbia by virtue of the offer, sale and/or purchase of the Notes. This advice is based upon interpretations (either written or oral) received from the staff of the insurance regulatory body in each of the states of the United States (except the states of Florida, Iowa, Mississippi, Montana, New Mexico and Vermont, where we obtained opinions of local counsel) and is subject to the considerations described below. These oral and written interpretations from state insurance regulatory bodies were based on general descriptions of the issuance of funding agreements to back instruments such as the Notes and were not specifically based on this medium term note program or the Notes. Information specifically relating to this medium term note program and/or the Notes which was not disclosed to insurance regulators could be considered material by such regulators and, had such factual information been disclosed, could have resulted in different guidance or advice from such regulators. Based on these oral and written interpretations and local counsel opinions and subject to such other considerations as are set forth in its memorandum, LeBoeuf, Lamb, Greene & MacRae, L.L.P. believes that the Notes should not be subject to regulation as participations in the Funding Agreements themselves or otherwise constitute insurance contracts; and we and persons selling or purchasing the Notes should not be subject to regulation as doing an insurance business by virtue of our respective activities in connection with the offer, sale and/or purchase of the Notes.

              Although the staff of the insurance regulatory body in Arkansas has stated it would not regulate the issuance or sale of securities such as the Notes generally, the staff also stated that it would not encourage any domestic Arkansas insurer to purchase the Notes.

              All written or oral communications with insurance regulatory bodies reflect only the interpretation of the staff of such regulatory bodies with respect to the laws and regulations of their respective jurisdictions, and do not purport to be, nor should they be relied upon as, binding legal authority. Such interpretations and advice by local counsel may be subject to challenge in administrative or judicial proceedings. Insurance regulatory authorities in the United States also have broad discretionary powers to modify or withdraw regulatory interpretations and there can be no assurance that such interpretations or advice of local counsel will remain in effect or as to the outcome of any such challenge. In addition, no similar interpretations have been obtained with respect to any foreign jurisdictions. There can be no assurance that such interpretations and advice will remain in effect, or that such interpretations would be given any effect by a court.

              We will not be registered or licensed as an insurance company in any jurisdiction. In the event it is determined that we should have been licensed under the insurance laws of a jurisdiction in connection with the issuance of the Notes, we will be in violation of such laws or regulations and could be subject to the fines, penalties and other sanctions provided for therein. Such violation could have a material adverse impact on our ability to meet our obligations under the Notes.

              Similarly, if the Notes are deemed to be contracts of insurance, there can be no assurance that holders of the Notes who subsequently offer, sell, transfer or purchase Notes could not be found to be acting as insurance agents or brokers under the laws of certain jurisdictions or otherwise be subject to the applicable insurance laws. Acting without a required insurance agent or broker license or other violations of applicable insurance laws and regulations could subject such holder of Notes to substantial civil and criminal fines and charges.

              It is likely that if the Notes were to be deemed contracts of insurance, the ability of a holder to offer, sell or otherwise transfer the Notes in secondary market transactions or otherwise would be substantially impaired and, to the extent such sale or transfer could be effected, the proceeds realized from such offer, sale or transfer could be materially and adversely affected.

    Notes may be redeemed early if we become obligated to pay Additional Amounts

              If we are obligated to withhold or deduct any taxes or pay any Additional Amount (as defined in the relevant Funding Agreement) with respect to any payment on the Notes to non-U.S. Holders, or if there is a material probability that we will become obligated to withhold or deduct any such taxes or pay any Additional Amount (in the opinion of independent legal counsel selected by Allstate Life), in each case pursuant to a change in or amendment to any United States tax laws or any regulation or ruling thereunder or any change in the position of the Internal Revenue Service regarding the application or interpretation thereof, then Allstate Life, pursuant to the terms of the relevant Funding Agreement, may terminate the relevant Funding Agreement. If Allstate Life terminates the relevant Funding Agreement, we will redeem the particular series of Notes by giving not less than thirty (30) nor more than seventy-five (75) days' notice. Upon such redemption, we will pay holders of such series of Notes the outstanding principal of, premium (if any), any accrued but unpaid interest on their Notes, and such other amount as is specified in the Pricing Supplement for such Notes. If we redeem your Notes, you may not be able to invest the redemption proceeds in a comparable security at an interest rate equal to the interest rate on your Notes being redeemed.

    Notes indexed to interest rate, currency or other indices or formulas may have risks not associated with a conventional debt security

              If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest than you expected or receive principal, premium or interest at a different time than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

    Redemption may adversely affect your return on the Notes

              If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

    There may not be any trading market for your Notes; Many factors affect the trading and market value of your Notes

              Upon issuance, the Notes of a series will not have an established trading market. We cannot assure you a trading market for your Notes will ever develop or be maintained if developed. In addition to our and Allstate Life's creditworthiness, many factors affect the trading market for, and trading value of, your Notes. These factors include:

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  the complexity and volatility of the index or formula applicable to your Notes;

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  the method of calculating the principal, premium and interest in respect of your Notes;

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  the time remaining to the maturity of your Notes;

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  the outstanding amount of the applicable series of Notes;

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  any redemption features of your Notes;

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  the amount of other debt securities linked to the index or formula applicable to your Notes; and

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  the level, direction and volatility of market interest rates generally.

              There may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. In addition, Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase Notes unless you understand and know you can bear all of the investment risks involving your Notes.

    Foreign Currency Notes are subject to exchange rate and exchange control risks

              If you invest in Notes that are denominated and/or payable in a currency other than U.S. dollars, which we refer to in this Prospectus as Foreign Currency Notes, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. These risks include the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your Foreign Currency Notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. dollar equivalent yield of your Foreign Currency Notes, (2) in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your Foreign Currency Notes and (3) generally, in the U.S. dollar equivalent market value of your Foreign Currency Notes.

              Governmental exchange controls could affect exchange rates and the availability of the payment currency for your Foreign Currency Notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date for circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of your Foreign Currency Notes in U.S. dollars.

    Ratings of our program and any rated series of Notes may not reflect all risks of an investment in the Notes

              In the event that a specific series of Notes is rated by a rating agency, the ratings of such Notes will primarily reflect the financial strength of Allstate Life and will change in accordance with the rating of Allstate Life's financial strength and claims paying ability and with any change in the priority status under Illinois law of funding agreements. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Notes. Such ratings do not comment as to market price or suitability for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of our medium term note program and any rated series of Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your Notes.

Risk Factor Relating to the Collateral

    The Funding Agreements are unsecured obligations of Allstate Life

              The primary assets of each series of the Trust will be Funding Agreements, and payments on the Notes of a series will principally depend on payments under each related Funding Agreement. In addition, we will grant a security interest in, pledge and collaterally assign each Funding Agreement we acquire with the proceeds from the offering of a series of Notes together with the related Collateral to the Indenture Trustee, on behalf of the Note holders, to secure our obligations under that series of Notes.

              The Funding Agreements are unsecured obligations of Allstate Life and, in the event of Allstate Life's insolvency, will be subject to the provisions of the Illinois Insurance Code, 215 ILCS §§ 5/1 et seq. (which we refer to in this Prospectus as the Illinois Insurance Code), particularly those contained in the Illinois Rehabilitation, Liquidation, Conservation and Dissolution of Companies Act (which we refer to in this Prospectus as the Liquidation Act), which establish the priority of claims from the estate of an insolvent Illinois insurance company. Lord, Bissell & Brook, Illinois insurance insolvency counsel of Allstate Life, has opined that, although the matter is by no means free from doubt, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Illinois law should conclude that each Funding Agreement is properly characterized as an "annuity" under the Illinois Insurance Code. Therefore, in a properly prepared and presented case, a court applying Illinois law should conclude that in a delinquency proceeding under the Illinois Insurance Code, the timely and properly filed claims of an owner under the Funding Agreement are entitled to distribution pari passu with claims made by Allstate Life's other policyholders, beneficiaries and insureds under insurance policies and insurance contracts issued by Allstate Life, and the claims of the Illinois Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with the Liquidation Act; and that an owner's claim under the Funding Agreement would not be recharacterized as other than the claim of a policyholder, beneficiary or insured under an insurance policy or insurance contract.

              The term "annuity" is used in several sections of the Illinois Insurance Code but is not defined therein. In the absence of any controlling judicial precedents, the opinion of Lord, Bissell & Brook is based upon a reasoned application of judicial decisions involving similar or analogous circumstances. Investors should note, however, that, in the event of the insolvency of an insurance company, the judicial analysis of issues relating to the distribution of its general assets has typically proceeded on a case-by-case basis, with the court's determination, in most instances, strongly influenced by the facts and circumstances of the particular case.

DESCRIPTION OF THE ISSUER

              In this section we provide a summary description of the material provisions of the Trust Agreement, dated as of June 24, 2002, executed by Wilmington Trust Company, whom we refer to in this Prospectus as the Delaware Trustee, and AMACAR Pacific Corp., whom we refer to in this Prospectus as the Trust Beneficial Owner, and the Certificate of Trust filed with the Secretary of State of the State of Delaware on June 24, 2002. We do not restate these documents in their entirety and we urge you to read the actual documents.

General

              We are a statutory trust created under the laws of the State of Delaware pursuant to the Trust Agreement and the filing of the Certificate of Trust. We exist for the exclusive purposes of:

  •
  issuing and selling discrete series of Notes to investors;

  •
  using the net proceeds from the sale of each series of Notes to acquire one or more Funding Agreements from Allstate Life; and

  •
  engaging in other activities necessary or incidental thereto.

              Our principal executive offices are located at Allstate Life Global Funding, c/o: AMACAR Pacific Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211 and our telephone number is (704) 365-0569.

We are Organized in Series

              The Trust Agreement provides that we will be organized in series, as permitted by Sections 3804 and 3806(b) of the Delaware Statutory Trust Act (the "Trust Act").

              In connection with each series of the Notes, we will:

  •
  create a separate series of the Trust pursuant to a supplement to the Trust Agreement;

  •
  issue and sell the Notes through and with respect to the applicable series of the Trust; and

  •
  acquire each related Funding Agreement from Allstate Life and the other components of the Collateral through and with respect to the applicable series of the Trust. See "Description of the Notes—Collateral."

              Accordingly, the applicable series of Notes and the liabilities, obligations and expenses related to such series of Notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the applicable series of the Trust. The Collateral will be the assets of, and associated with, such series of the Trust.

              Although the applicable series of the Trust will not be a separate legal entity, the Trust Act provides that, if we comply with all applicable statutory requirements, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust will be enforceable only against the assets of such series of the Trust and not against our assets generally or the assets of any other series of the Trust. In addition, under the Trust Act, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to us generally or any other series of the Trust will be enforceable against the assets of such series of the Trust. Notice of this limitation on liabilities of each series of the Trust is set forth in the Certificate of Trust.

Our Delaware Trustee and Administrator

              Pursuant to the Trust Agreement, Wilmington Trust Company is acting as our sole Delaware Trustee. The Delaware Trustee, on our behalf, entered into an administrative services agreement, as amended or modified from time to time, dated as of June 27, 2002 (the "Administrative Services Agreement"), with AMACAR Pacific Corp., in its capacity as our Administrator generally and with respect to each series of the Trust. As provided in the Administrative Services Agreement, the Administrator will be responsible for various administrative functions relating to our business generally and with respect to each series of the Trust.

Our Trust Beneficial Owner and Series Beneficial Owner

              The Trust Beneficial Owner's only interest in us is the amount invested in the Trust and any other assets of the Trust not specifically allocated to a particular series of the Trust. After the payment in full to the holders of a series of Notes of all amounts required to be paid to them and the satisfaction of all other expenses and liabilities of the relevant series of the Trust, The American National Red Cross, whom we refer to in this Prospectus as the Series Beneficial Owner, will be entitled to receive any remaining assets of the relevant series of the Trust and any other remaining assets of the Trust not allocated to a specific series of the Trust. As such, the Series Beneficial Owner will be the sole "beneficial owner" of each series of the Trust (as defined and used in Sections 3801(b) and 3806(b)(2) of the Trust Act). Neither the investment by the Trust Beneficial Owner nor any investment by the Series Beneficial Owner will be secured by the Collateral relating to any series of Notes.

No Affiliation

              None of Allstate Life or any of its officers, directors, subsidiaries or affiliates owns any beneficial interest in us nor has any of these persons or entities entered into any agreement with us other than:

  •
  a name licensing agreement pursuant to which, among other things, Allstate Insurance Company has granted to us a non-exclusive license to use the name "Allstate" as provided therein in connection with this medium term note program;

  •
  the Funding Agreement Purchase Letter which, among other things, provides the terms and conditions relating to our purchase of one or more Funding Agreements from Allstate Life in connection with the issue and sale of each series of Notes;

  •
  the Support and Expenses Agreement dated as of June 27, 2002, between us and Allstate Life, pursuant to which Allstate Life has agreed to indemnify us with respect to all Support Obligations (as defined below); and

  •
  the documents contemplated by this medium term note program in connection with the issue and sale of each series of Notes.

              In this Prospectus we refer to any and all of our costs, losses, damages, claims, actions, suits, expenses (including the reasonable fees and expenses of counsel), disbursements, taxes, penalties and liabilities of any kind or nature except the Excluded Amounts (as defined below) as the Support Obligations.

              We use the term Excluded Amounts to mean the following:

  •
  any obligation we have to make any payment to any holder in accordance with the terms of the Notes;

  •
  any obligation or expense of ours to the extent that such obligation or expense has actually been paid utilizing funds available to us from payments under the applicable Funding Agreement;

  •
  any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that:

    •
    the Notes are, or are deemed to be, participations in the Funding Agreements or contracts of insurance, or

    •
    the offer, purchase, sale and/or transfer of the Notes constitute the conduct of the business of insurance or reinsurance in any jurisdiction or require us or any holder to be licensed as an insurer, insurance agent or broker in any jurisdiction;

  •
  any obligation of ours to pay additional amounts to indemnify any holder against potential withholding tax liabilities; and

  •
  any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind or nature whatsoever resulting from or relating to the acts or failures to act of any service provider to the extent that such service provider would not be entitled to indemnification or payment from us in connection with any such act or failure to act pursuant to the terms of any arrangements between us and such service provider on the date of the Support and Expenses Agreement.

              Neither Allstate Life nor any of its officers, directors, subsidiaries or affiliates is affiliated with the Delaware Trustee, the Trust Beneficial Owner, the Series Beneficial Owner, the Administrator or the Indenture Trustee.

Our Records and Financial Statements

              As required by the Trust Act, we will:

  •
  maintain separate and distinct records for each series of the Trust; and

  •
  hold and account for the assets associated with each such series of the Trust separately from our other assets, including the assets of each of our other series.

              Delaware law does not require that we generally or with respect to any series of the Trust prepare financial statements. Accordingly, no financial statements have been or will be prepared with respect to us generally or with respect to any series of the Trust. Each Pricing Supplement will set forth our capitalization, as anticipated immediately following the closing of the sale of the relevant series of Notes.

DESCRIPTION OF ALLSTATE LIFE

              Allstate Life was incorporated in 1957 as a stock life insurance company under the laws of the State of Illinois. It conducts substantially all of its life insurance operations directly or through its wholly owned life insurance subsidiaries. It is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding stock of Allstate Insurance Company is owned by The Allstate Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware.

              The Allstate Corporation, together with its subsidiaries, is the second largest personal property and casualty insurer in the United States on the basis of 2001 statutory premiums earned. Widely known through the "You're In Good Hands With Allstate®" slogan, The Allstate Corporation, through its subsidiaries, provides insurance products to more than 16 million households and has approximately 12,500 exclusive agents and financial specialists in the U.S. and Canada.

              Allstate Life's operations are divided into two business segments: Retail and Structured Financial Products. The Retail segment offers a diversified group of products to meet consumers lifetime needs in the areas of protection and retirement solutions through a variety of distribution channels. The Retail segment offers protection products, which consist of life insurance products and other insurance products, and retirement products, otherwise referred to as investment products. Life insurance products include: term life, whole life, credit life, universal life, variable life, variable universal life and single premium life. Other insurance products include long-term care, accidental death, hospital indemnity and credit disability. Investment products include fixed deferred annuities (including market value adjusted annuities, equity-indexed annuities and treasury-linked annuities), immediate annuities, and variable annuities. Retail products are sold through a variety of distribution channels including Allstate agencies, financial services firms, independent agent broker/dealers including master brokerage agencies and direct marketing. The Structured Financial Products segment offers a variety of spread-based and fee-based products to qualified investment buyers, special purpose entities ("SPEs") and others. Spread-based products are designed to generate income based on the difference ("spread") between investment returns on the supporting assets and the guaranteed returns provided to customers. Fee-based products are designed to generate income based on various fees or charges assessed against the account values. Spread-based products provide guaranteed rates of return to customers. Fee-based products provide only a limited guarantee to customers. Spread-based products include guaranteed investment contracts ("GICs") and funding agreements. Synthetic GICs are the primary fee-based product offered by the segment. These products are sold to qualified investment buyers. Funding agreements are sold to SPEs issuing medium-term notes, through specialized brokers, including consultants and financial intermediaries. Structured Financial Products include fixed annuity investment products such as single premium structured settlement annuities sold through brokers who specialize in settlement of injury and other liability cases and other immediate annuities.

              Allstate Life's life insurance in force, net of reinsurance, was $221 billion at December 31, 2001 and $218 billion at December 31, 2000. As of December 31, 2001 and 2000, respectively, Allstate Life's total invested assets in its general account were $44 billion and $39 billion, and in its Separate Accounts assets were $14 billion and $15 billion, respectively. In 2001 and 2000, investment products represented 85% and 87% of Allstate Life's total statutory premiums and deposits of $10 billion and $12 billion, respectively. Net income for 2001 and 2000 was $368 million and $470 million, respectively.

              Allstate Life's principal executive offices are located at 3100 Sanders Road, Northbrook, Illinois 60062 and its telephone number is (847) 402-5000.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table shows the ratio of earnings to fixed charges for Allstate Life and its subsidiaries for the periods indicated:

	For the Nine Months Ended September 30,		Year Ended December 31,
	2002		2001		2000		1999		1998		1997
Ratio of earnings to fixed charges before dividends on redeemable preferred securities and interest credited to contractholder funds(1)	136.5	x	139.3	x	178.8	x	193.5	x	105.8	x	125.2	x
Ratio of earnings to fixed charges before interest credited to contractholder funds(2)(3)	55.2	x	24.0	x	30.6	x	36.0	x	34.5	x	36.5	x
Ratio of earnings to fixed charges(2)(4)(5)	1.2	x	1.3	x	1.5	x	1.6	x	1.7	x	1.6	x

(1)
For the purposes of this computation, earnings consist of income from continuing operations before income taxes and the cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of the interest factor of annual rental expense.

(2)
Allstate Life has authority to issue up to 3,000,000 shares of non-voting preferred stock, par value $100.00 per share. There are currently 1,035,610 shares of redeemable preferred stock issued and outstanding. Allstate Life is obligated to pay a dividend on those preferred shares.

(3)
For the purposes of this computation, earnings consist of income from continuing operations before income taxes and the cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of the interest factor of annual rental expense and the dividends on redeemable preferred securities.

(4)
For the purposes of this computation, earnings consist of income from continuing operations before income taxes and the cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of the interest factor of annual rental expense, the dividends on redeemable preferred securities and the interest credited to contractholder funds.

(5)
Allstate Life continues to sell asset accumulation products that credit interest to the contractholder. This results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increases in earnings.

USE OF PROCEEDS

              For each offering of series of Notes, we will establish a separate series of the Trust. We will use the net proceeds from the offering of each series of Notes to purchase one or more Funding Agreements and related Collateral. Allstate Life intends to use the net proceeds from the sale to us of Funding Agreements to purchase investment assets which Allstate Life expects will generate investment income in excess of amounts payable under the Funding Agreements.

DESCRIPTION OF THE NOTES

              In this section we provide a summary description of the material provisions of the Notes and the indenture, dated as of     •    , 2002 (as amended or modified from time to time, the "Indenture"). We do not restate them in their entirety and we urge you to read the actual provisions because those provisions, and not this description, define your rights as an owner of an interest in the Notes. The terms and conditions of the Notes described in this section will apply to each series of Notes, except that we will add the specific terms of a series of Notes and may modify or replace any of the information provided in this section in the applicable Pricing Supplement and each Global Security and Certificated Note (each, a "Note Certificate") representing the Notes of such series. It is important for you to consider the information contained in this Prospectus, the Indenture, the applicable Pricing Supplement and the Note Certificates in making your investment decision.

              This section describes some technical concepts, and we occasionally use defined terms. You should refer to the Indenture and the form of Note Certificates filed as exhibits to the registration statements to which this Prospectus relates for the full definition of technical terms used in this Prospectus and those capitalized terms which we use but do not define in this Prospectus.

General

    Indenture

              We will issue the Notes in one or more series, subject to and entitled to the benefits of the Indenture. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.

    Collateral

              Pursuant to the Indenture, each Funding Agreement will be assigned by series to the Indenture Trustee on behalf of the holders of the Notes issued by that series. Also, each series of Notes will be secured by a first priority perfected security interest in the "Collateral" which will consist of:

  •
  the relevant Funding Agreement(s) owned by the relevant series;

  •
  all proceeds of the relevant Funding Agreement(s);

  •
  all books and records pertaining to the relevant Funding Agreement(s); and

  •
  all rights of the relevant series pertaining to the foregoing.

    Tranche of Notes

              Each series of Notes may be comprised of one or more tranches issued on different issue dates within a six month period. The Notes of each series will all be subject to identical terms, except that the issue date, the issue price, the amount of the first payment of interest and denomination size may be different in respect of different tranches.

    Ranking

              The Notes will be our secured and unsubordinated obligations and will rank equally among themselves, with each other series of Notes and with respect to all of our other present and future secured and unsubordinated obligations, except for any of our other obligations which are preferred by mandatory provisions of law.

    Pricing Supplement

              A Pricing Supplement will specify the terms of any issuance of Notes that are not specified in this Prospectus.

    Pricing Options

              Notes that bear interest will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. We may also issue Discount Notes, Indexed Notes and Amortizing Notes, as specified in the applicable Pricing Supplement.

              Interest rates that we offer on the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction as well as market conditions. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of Notes from time to time, but no change of terms will affect any Note we have previously issued or as to which we have accepted an offer to purchase.

    Maturities

              Each series of Notes will mature on a day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable Pricing Supplement, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder's option to elect repayment or otherwise (we refer to the Stated Maturity Date or any date prior to the Stated Maturity Date on which the particular series of Notes becomes due and payable, as the case may be, as the "Maturity Date" with respect to the principal of such series of Notes repayable on that date).

    Currency

              Unless otherwise specified in the applicable Pricing Supplement, the Notes of a series will be denominated in, and payments of principal, premium, if any, and/or interest or other amounts, if any, in respect thereof will be made in, United States dollars. Each series of Notes also may be denominated in, and payments of principal, premium, if any, and/or interest or other amounts, if any, in respect thereof may be made in, one or more foreign currencies. See "Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any." The currency in which a particular series of Notes is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the "Specified Currency" with respect to such series of Notes. References to "United States dollars", "U.S. dollars" or "$" are to the lawful currency of the United States of America and references to "Euro" are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to such Treaty, as amended.

              You will be required to pay for your Notes in the Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The Agent from or through which a Foreign Currency Note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency in order to enable you to pay for your Foreign Currency Note, provided that you make a request to that Agent on or prior to the fifth Business Day (as defined below)

preceding the date of delivery of the particular Foreign Currency Note, or by any other day determined by that Agent. Each conversion will be made by an Agent on the terms and subject to the conditions, limitations and charges as that Agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

              We may (if so specified in the applicable Pricing Supplement) without the consent of the holders of any Note or coupon, redenominate all, but not less than all, of the Notes of any series on or after the date on which the member state of the European Union in whose national currency such Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable Pricing Supplement.

    Form of Notes; Denominations

              We will issue each Note as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. Unless otherwise specified in the applicable Pricing Supplement, the minimum denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples of $1,000, while the minimum denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

    Transfers and Exchanges

              Book-Entry Notes may be transferred or exchanged only through the Depositary (defined below). See "—Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Indenture Trustee. No service charge will be imposed for any such registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

    Listing

              Any series of Notes may be listed on a securities exchange as indicated in the applicable Pricing Supplement.

    Reopenings

              We may, within six months following the date of issue of a series of Notes, in order to create larger, more liquid issues and without the consent of the registered holders of the Notes, issue additional tranches of Notes having the same terms as previously issued Notes (other than the date of issuance, denomination size and the offering price, all of which may vary) that will form a single series with the previously issued Notes. We may only issue additional tranches of Notes if Allstate Life may issue supplemental Funding Agreements to us in accordance with the terms of the original Funding Agreement issued to the relevant series.

    Payments

              We will make payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, on Book-Entry Notes through the Indenture Trustee to the account of the Depositary or its nominee. See "—Book-Entry Notes." In the case of Certificated Notes, we will make payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, on the Maturity Date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the paying agency office of the Indenture Trustee located at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041. We will make payments of interest and other amounts due and owing, if any, on the Maturity Date of a Certificated Note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. We will make payments of interest and other amounts due and owing, if any, on a Certificated Note on any Interest Payment Date (as defined below) other than the Maturity Date by check mailed to the address of the registered holder entitled thereto appearing in the Note Register. Notwithstanding the foregoing, we will make payments of interest and other amounts due and owing, if any, on any Interest Payment Date other than the Maturity Date to each registered holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the Indenture Trustee not less than 15 days prior to the particular Interest Payment Date. Any wire transfer instructions received by the Indenture Trustee shall remain in effect until revoked by the applicable registered holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any."

    Business Day

              "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below). "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London.

    Principal Financial Center

              "Principal Financial Center" means, as applicable:

  •
  the capital city of the country issuing the Specified Currency; or

  •
  the capital city of the country to which the LIBOR Currency relates;

              provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

Withholding Tax and Payment of Additional Amounts

              All amounts due in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax on payments on the Notes unless the withholding or deduction is required by law.

              Unless we otherwise specify in the applicable Pricing Supplement, we will not pay any additional amounts ("Additional Amounts") to holders of any series of Notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem the Notes of such series.

              If we so specify in the applicable Pricing Supplement, we will pay, or cause to be paid, Additional Amounts to non-U.S. Holders to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Notes by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the holders of the Notes, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Notes were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

  •
  any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a holder or beneficial owner of one or more of the Notes,

    •
    having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein,

    •
    being a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (the "Code")) related (within the meaning of Code Section 864(d)(4)) to Allstate Life,

    •
    being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of Allstate Life entitled to vote,

    •
    being a bank for United States federal income tax purposes whose receipt of interest on the Note is described in Section 881(c)(3)(A) of the Code, or

    •
    being subject to backup withholding as of the date of the purchase by the holder of the Note;

  •
  any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

  •
  any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the holder or beneficial owner of a Note to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note, if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

  •
  any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

  •
  any tax, duty, levy, assessment, or other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes;

  •
  any tax, duty, levy, assessment or governmental charge imposed by reason of payments on the Notes being treated as contingent interest described in Section 871(h)(4) of the Code;

  •
  any tax, duty, levy, assessment or governmental charge that would not have been imposed but for an election by the holder of the Notes, the effect of which is to make one or more payments in respect of the Notes subject to United States federal income tax or withholding tax provisions; or

  •
  any combination of the items described in the bullets above.

              The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that European Union Member States will be required to provide to the tax authorities of another European Union Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other European Union Member State, subject to the right of certain European Union Member States to opt instead for a withholding system for a transitional period in relation to such payments. For the avoidance of doubt, should any deduction or withholding on account of tax be required to be made, or be made, pursuant to the European Union directive, no Additional Amounts shall by payable or paid by us.

Security; Limited Recourse

              The Notes will solely be the obligations of the relevant series of the Trust, and will not be guaranteed by any person, including but not limited to Allstate Life, any Agent, any of their affiliates or any other series of the Trust. Our obligations under each series of Notes will be secured by all of our rights and title in one or more Funding Agreements issued by Allstate Life and other rights and assets included in the applicable Collateral of the relevant series of the Trust.

              Since Allstate Life will be the sole obligor under the Funding Agreements, our ability to meet our obligations, and your ability to receive payments from us, with respect to a particular series of Notes, will be principally dependent upon Allstate Life's ability to perform its obligations under each applicable Funding Agreement held by the relevant series of the Trust. Despite this, you will have no direct contractual rights against Allstate Life under any such Funding Agreement. Pursuant to the terms of each Funding Agreement, recourse rights to Allstate Life will belong to us, our successors and our permitted assignees, but only with respect to the relevant series of the Trust. In connection with the offering and sale of a series of Notes, we will pledge, collaterally assign and grant a first priority perfected security interest in the Collateral for such series of Notes to the Indenture Trustee on behalf of the holder of Notes. Accordingly, recourse to Allstate Life under each such Funding Agreement will be enforceable only by the Indenture Trustee as a secured party on behalf of holders of such series of Notes.

Optional Redemption; No Sinking Fund

              If an Initial Redemption Date is specified in the applicable Pricing Supplement, we may redeem the particular series of Notes prior to its Stated Maturity Date at our option on any date on or after that Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to the holders of the particular series of Notes to be redeemed at our option not more than 75 nor less than 30 calendar days prior to the date of redemption. "Redemption Price", with respect to a series of Notes, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The Initial Redemption Percentage, if any, applicable to a series of Notes shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed. For a discussion of the redemption of Discount Notes, see "—Discount Notes."

              No series of Notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise indicated in the Pricing Supplement.

Optional Tax Event Redemption

              If under the applicable Pricing Supplement we are required at any time to pay Additional Amounts or if we are obligated to withhold or deduct any United States taxes with respect to any payment under the Notes or if there is a material probability that we will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by Allstate Life), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, Allstate Life's or our receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), then Allstate Life, pursuant to the terms of the relevant Funding Agreement, may terminate the relevant Funding Agreement. If Allstate Life terminates the relevant Funding Agreement, we will redeem the particular series of Notes for the outstanding principal of and any accrued but unpaid interest on their Notes, or such other amount which is specified in the Pricing Supplement for such Notes by giving not less than 30 and no more than 75 days prior written notice to the holders of Notes, provided that no such notice of termination may be given earlier than 90 days prior to the earliest day when we would become obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

Repayment at the Option of the Holder

              A series of Notes may permit, upon the terms and subject to the limitations set forth in the applicable Pricing Supplement, redemption at the option of persons designated in the applicable Pricing Supplement upon the death of a holder of such Notes. If one or more series of Notes provides for such optional redemption, the persons designated in the applicable Pricing Supplement may require us to repay the Notes of such series prior to their Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. Exercise of the repayment option will be irrevocable. For a discussion of the repayment of Discount Notes, see "—Discount Notes."

              If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of Notes at the option of the holders thereof.

Repurchase of Notes

              We or Allstate Life may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us or Allstate Life may, at our or Allstate Life's discretion, be held or resold and Notes purchased by us may be surrendered to the Indenture Trustee for cancellation.

Interest

              Each interest-bearing series of Notes will bear interest from its date of issue at the rate per annum, in the case of Fixed Rate Notes, or pursuant to the interest rate formula, in the case of Floating Rate Notes, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid. We will make interest payments in respect of each series of Fixed Rate Notes and each series of Floating Rate Notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

              Interest on each series of Fixed Rate Notes and each series of Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. The first payment of interest on any series of Notes originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered holder on the next succeeding Record Date. The "Record Date" shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

Fixed Rate Notes

              Interest on each series of Fixed Rate Notes will be payable on the date(s) specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to a series of Fixed Rate Notes) and on the Maturity Date. Interest on each series of Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

              If any Interest Payment Date or the Maturity Date of a series of Fixed Rate Notes falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and/or interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Floating Rate Notes

              Interest on each series of Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Eleventh District Cost of Funds Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Prime Rate,

  •
  the Treasury Rate, or

  •
  any other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement.

              The applicable Pricing Supplement will specify certain terms of the particular series of Floating Rate Notes, including:

  •
  whether the Floating Rate Note is:

    •
    a "Regular Floating Rate Note",

    •
    a "Floating Rate/Fixed Rate Note" or

    •
    an "Inverse Floating Rate Note",

  •
  the Fixed Rate Commencement Date, if applicable,

  •
  Fixed Interest Rate, if applicable,

  •
  Interest Rate Basis or Bases,

  •
  Initial Interest Rate, if any,

  •
  Interest Reset Dates,

  •
  Interest Payment Dates,

  •
  Index Maturity,

  •
  Maximum Interest Rate and/or Minimum Interest Rate, if any,

  •
  Spread and/or Spread Multiplier, or

  •
  if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

              The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

  •
  if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date, or

  •
  if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

              The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a series of Floating Rate Notes. The "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement of the related Interest Rate Basis or Bases applicable to a series of Floating Rate Notes by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

    Regular Floating Rate Notes

              Unless a series of Floating Rate Notes is designated as a series of Floating Rate/Fixed Rate Notes or a series of Inverse Floating Rate Notes, or as having an Addendum attached or having Other/Additional Provisions apply, in each case relating to a different interest rate formula, such series of Floating Rate Notes will be a series of Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

              Commencing on the first Interest Reset Date, as specified in the relevant Pricing Supplement, the rate at which interest on a series of Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

    Floating Rate/Fixed Rate Notes

              If a series of Floating Rate Notes is designated as a series of Floating Rate/Fixed Rate Notes, such series of Floating Rate Notes will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

              Commencing on the first Interest Reset Date, the rate at which interest on a series of Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

  •
  the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in the relevant Pricing Supplement; and

  •
  the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable Pricing Supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

    Inverse Floating Rate Notes

              If a series of Floating Rate Notes is designated as a series of Inverse Floating Rate Notes, such series of Floating Rate Notes will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on a series of Inverse Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on a series of Inverse Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

    Interest Reset Dates

              The applicable Pricing Supplement will specify the dates on which the rate of interest on a series of Floating Rate Notes will be reset (each, an "Interest Reset Date"), and the period between Interest Reset Dates will be the "Interest Reset Period". Unless otherwise specified in the Pricing Supplement, the Interest Reset Dates will be, in the case of a series of Floating Rate Notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset series of Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

  •
  monthly—the third Wednesday of each month, with the exception of monthly reset series of Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months specified in the applicable Pricing Supplement; and

  •
  annually—the third Wednesday of the month specified in the applicable Pricing Supplement;

    provided however, that, with respect to any series of Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date.

              If any Interest Reset Date for any series of Floating Rate Notes would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a series of Floating Rate Notes as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

    Interest Determination Dates

              The interest rate applicable to a series of Floating Rate Notes for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date", which will be:

  •
  with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate—the Business Day immediately preceding the related Interest Reset Date;

  •
  with respect to the CD Rate and the CMT Rate—the second Business Day preceding the related Interest Reset Date;

  •
  with respect to the Eleventh District Cost of Funds Rate—the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below);

  •
  with respect to LIBOR—the second London Banking Day preceding the related Interest Reset Date; and

  •
  with respect to the Treasury Rate—the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

              The Interest Determination Date pertaining to a series of Floating Rate Notes the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable.

    Calculation Dates

              The Indenture Trustee will be the "Calculation Agent", unless we otherwise specify in the applicable Pricing Supplement. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a series of Floating Rate Notes, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular series of Floating Rate Notes. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of:

  •
  the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or

  •
  the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

    Maximum and Minimum Interest Rates

              A series of Floating Rate Notes may also have either or both of the following if specified in the applicable Pricing Supplement:

  •
  a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a "Maximum Interest Rate"); and

  •
  a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a "Minimum Interest Rate").

              In addition to any Maximum Interest Rate that may apply to a series of Floating Rate Notes, the interest rate on a series of Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    Interest Payments

              The applicable Pricing Supplement will specify the dates on which interest on a series of Floating Rate Notes is payable (each, an "Interest Payment Date" with respect to such series of Floating Rate Notes). Unless the Pricing Supplement indicates otherwise, the Interest Payment Dates will be, in the case of a series of Floating Rate Notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and

  •
  annually—the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

              In addition, the Maturity Date will also be an Interest Payment Date.

              If any Interest Payment Date other than the Maturity Date for any series of Floating Rate Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a series of Floating Rate Notes as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a series of Floating Rate Notes falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

              All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

              With respect to each series of Floating Rate Notes, accrued interest is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a series of Floating Rate Notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a series of Floating Rate Notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a series of Floating Rate Notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

              The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

    CD Rate

              "CD Rate" means:

                  (1)  the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)", or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

                  (4)  if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

              "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

              "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

    CMT Rate

              "CMT Rate" means:

                  (1)  if CMT Moneyline Telerate Page 7051 is specified in the applicable Pricing Supplement:

                      (a)  the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date, or

                      (b)  if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

                      (c)  if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

                      (d)  if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

                      (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

                      (h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

                  (2)  if CMT Moneyline Telerate Page 7052 is specified in the applicable Pricing Supplement:

                      (a)  the percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

                      (b)  if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities", or

                      (c)  if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

                      (d)  if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

                      (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

                      (g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

                      (h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

              If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

    Commercial Paper Rate

              "Commercial Paper Rate" means:

                  (1)  the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial", or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

                  (4)  if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

              "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 - (D × M)	× 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

    Eleventh District Cost of Funds Rate

              "Eleventh District Cost of Funds Rate" means:

                  (1)  the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

                  (2)  if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

                  (3)  if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

    Federal Funds Rate

              "Federal Funds Rate" means:

                  (1)  the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"), or

                  (2)  if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

                  (4)  if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

    LIBOR

              "LIBOR" means:

                  (1)  if "LIBOR Moneyline Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

                  (2)  if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

                  (3)  if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

                  (4)  if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

                  (5)  if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

              "LIBOR Currency" means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable Pricing Supplement, United States dollars.

              "LIBOR Page" means either:

  •
  if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

  •
  if "LIBOR Moneyline Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

    Prime Rate

              "Prime Rate" means:

                  (1)  the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

                  (4)  if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

                  (5)  if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

              "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

    Treasury Rate

              "Treasury Rate" means:

                  (1)  the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"), or

                  (2)  if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

                  (3)  if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

                  (4)  if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

                  (5)  if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

                  (6)  if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement, or

                  (7)  if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

              "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

Discount Notes

              We may from time to time offer series of Notes ("Discount Notes") that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. A series of Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a series of Discount Notes and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of a series of Discount Notes, the amount payable to the holders of such series of Discount Notes will be equal to the sum of:

  •
  the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such series of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and

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  any unpaid interest accrued on such series of Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

              For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable series of Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of Discount Notes and an assumption that the maturity of such series of Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a series of Discount Notes (the "Initial Period") is shorter than the compounding period for such series of Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Code, certain series of Discount Notes may not be treated as having original issue discount within the meaning of the Code, and certain series of Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations."

Indexed Notes

              We may from time to time offer series of Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable Pricing Supplement. In certain cases, holders of a series of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such series of Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of a particular series of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in the applicable series of Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

Amortizing Notes

              We may from time to time offer series of Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable Pricing Supplement, interest on each series of Amortizing Notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to a series of Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of a particular series of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such series of Amortizing Notes.

Specific Terms of a Series; Modification of General Terms

              We will add the specific terms of a series of Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a series of Fixed Rated Notes or Floating Rate Notes, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, and may modify or replace any of the information provided in this section in the applicable Pricing Supplement and each Note Certificate representing the Notes of such series.

Book-Entry Notes

              We have established a depositary arrangement with The Depository Trust Company (the "Depositary") with respect to the Notes issued in book-entry form (the "Book-Entry Notes"), the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes of a particular series will be described in the applicable Pricing Supplement.

              Upon issuance, all Book-Entry Notes of a series will be represented by one or more Global Securities. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.

              So long as the Depositary or its nominee is the registered holder of a Global Security, the Depositary or its nominee, as the case may be, will be the sole owner of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners (defined below) of the Global Security representing Book-Entry Notes of a series will not be entitled to receive physical delivery of Certificated Notes and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if that Beneficial Owner is not a Participant (defined below), on the procedures of the Participant through which that Beneficial Owner owns its interest in order to exercise any rights of a registered holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

              Each Global Security representing Book-Entry Notes of a series will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Securities or we become aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case we fail to appoint a successor to the Depositary within 60 calendar days, (ii) we, in our sole discretion, determine that the Global Securities shall be exchangeable for Certificated Notes or (iii) an Event of Default has occurred and is continuing with respect to the Notes under the Indenture.

              Upon any such exchange, such Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security representing Book-Entry Notes of such series, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Indenture Trustee.

              The following is based on information furnished by the Depositary:

              The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). Each fully registered Global Securities representing Book-Entry Notes of a series will be deposited with the Depositary.

              The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

              Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued as described above.

              To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to a company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

              Principal, premium, if any, and/or interest or other amounts, if any, payments on the Global Securities representing the Book-Entry Notes of a series will be made in immediately available funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Indenture Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest or other amounts, if any, to the Depositary is the responsibility of us and the Indenture Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

              If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of a series are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

              A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by us, through its Participant, to the Indenture Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Indenture Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

              The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to us or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

              We may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

              The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that we believe to be reliable, but neither we nor any Agent takes any responsibility for the accuracy thereof.

Covenants

              Under the Indenture, we have made certain covenants regarding payment of principal, interest (if any), premium (if any) and other amounts (if any), maintenance of offices or agencies, holding in trust money for Note payments, protection of the Collateral and delivery of an annual statement as to compliance with conditions, performance of obligations and adherence to covenants under the Indenture. Among other covenants, we have agreed that we will not, so long as any Notes of any series are outstanding, and we will not permit any series of the Trust to, so long as any Notes issued by such series remain outstanding, except, in any case, as otherwise permitted by the Indenture, the Trust Agreement, the relevant Series Trust Agreement, or the relevant Funding Agreement:

  •
  sell, transfer, exchange, assign, lease, convey or otherwise dispose of any of our assets or assets of the relevant series of the Trust (whenever acquired), including, without limitation, any portion of the Collateral securing our obligations under the Notes of any series and the Indenture;

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  engage in any business or activity other than in connection with, or relating to: the execution and delivery of, and the performance of our obligations under, the Trust Agreement, the relevant Series Trust Agreement, the Indenture, the Administrative Services Agreement, the Distribution Agreement, the Support and Expenses Agreement and each Funding Agreement; the issuance and sale of any Notes pursuant to the Indenture; holding the funds deposited for the benefit of the Trust Beneficial Owner; and the transactions contemplated by, and the activities necessary or incidental to, any of the foregoing;

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  incur, directly or indirectly, any debt except for the Notes or as otherwise contemplated under the Indenture or under the Trust Agreement;

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  (A) permit the validity or effectiveness of the Indenture or the security interest securing the Notes of any series to be impaired, or permit such security interest to be amended, hypothecated, subordinated, terminated or discharged; (B) permit any person to be released from any covenants or obligations under any Funding Agreement securing the Notes of any series, except as expressly permitted under the Indenture, the Trust Agreement, or the relevant Funding Agreement; (C) create, incur, assume, or permit any lien or other encumbrance (other than a lien with respect to the Collateral securing the Notes of each series) on any of our properties or assets now owned or hereafter acquired, or any interest therein or the proceeds thereof; or (D) permit a lien with respect to the Collateral not to constitute a valid first priority perfected security interest in the Collateral securing the Notes of any series;

  •
  amend, modify or fail to comply with any material provision of the Trust Agreement, except for any amendment or modification of the Trust Agreement expressly permitted thereunder or under the Indenture or the relevant Funding Agreement;

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  own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for the investment of any of our funds held by the Indenture Trustee, a Paying Agent (whether with respect to the Notes of any series or other securities of the Issuer), the Delaware Trustee or the Administrator as provided in the Indenture or the Trust Agreement;

  •
  directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any securities other than the Notes; provided that we may:

    •
    declare or pay a distribution or make any distribution or other payment to the Trust Beneficial Owner in compliance with the Trust Agreement if we have paid or made provision for the payment of all amounts due to be paid on the Notes; and

    •
    pay all of our debt, liabilities, obligations and expenses, the payment of which is provided for under the Support and Expenses Agreement;

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  become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

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  enter into any transaction of merger or consolidation, or liquidate or dissolve ourselves (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

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  take any action that would cause us or any series of the Trust not to be either ignored or treated as a grantor trust for U.S. federal income tax purposes;

  •
  issue any Notes unless:

    •
    Allstate Life has affirmed in writing to the Trust that it has made changes to its books and records to reflect the granting by us of a security interest in, and the making by us of an assignment for collateral purposes of, the relevant Funding Agreement by the Trust to the Indenture Trustee in accordance with the terms of the Funding Agreement; and

    •
    we have taken such other steps as may be necessary to cause the Indenture Trustee's security interest in or assignment for collateral purposes of the relevant Collateral to be perfected for purposes of the UCC or effective against our creditors and subsequent purchasers of such Collateral pursuant to insurance or other state laws;

  •
  make any deduction or withholding from the principal of or interest on any series of Notes (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law by reason of the payment of any taxes levied or assessed upon any portion of any relevant Collateral except to the extent specified in the Indenture or the applicable Note Certificate or supplemental indenture;

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  have any employees other than the Delaware Trustee and Administrator or any other persons necessary to conduct our business and enter into transactions contemplated under the Indenture, the Trust Agreement, the Administrative Services Agreement, the Distribution Agreement, the Support and Expenses Agreement or any Funding Agreement;

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  have an interest in any bank account other than:

    •
    the accounts required under the Indenture, the Trust Agreement, the Distribution Agreement or any Funding Agreement; and

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    those accounts expressly permitted by the Indenture Trustee; provided that any such further accounts or such interest of the series of the Trust therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to such Indenture Trustee;

  •
  permit any affiliate, employee or officer of Allstate Life or any Agent to be a trustee of the Trust; or

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  commingle the assets of any series of the Trust with any assets of any other series of the Trust or any assets of any series of the Trust with any assets of any of our affiliates, or guarantee any obligation of any of our affiliates.

Events of Default

              The following will be Events of Default under the Notes of a particular series issued under this medium term note program:

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  default in the payment when due and payable of the principal of, or any premium on, any Note of such series;

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  default in the payment when due and payable, of any interest on, or any Additional Amounts with respect to, any Note of such series and continuance of such default for a period of five Business Days;

  •
  any "Event of Default" (as defined in the Funding Agreement) by Allstate Life under any Funding Agreement securing the Notes of such series;

  •
  we fail to observe or perform any covenant contained in the Notes of such series or in the Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" thereunder and demanding that we remedy the same, will have been given by registered or certified mail, return receipt requested, to us by the Indenture Trustee, or to us and the Indenture Trustee by the holder or holders of at least 25% in aggregate principal amount of the Notes of all series affected thereby at the time outstanding;

  •
  the Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the Collateral required to secure the Notes of such series; or any person shall successfully claim as finally determined by a court of competent jurisdiction that any lien for the benefit of the holders of the Notes of such series and any other person for whose benefit the Indenture Trustee is holding the applicable series Collateral, that the relevant series Collateral is void or is junior to any other lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

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  an involuntary case or other proceeding shall be commenced against us seeking liquidation, reorganization or other relief with respect to us or our debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of us or any substantial part of our property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against us under the federal bankruptcy laws as now or hereafter in effect;

  •
  we commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to ourselves or our debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of us or any substantial part of our property, or we consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against us, or make a general assignment for the benefit of creditors, or fail generally to pay our debts as they become due, or take any statutory trust action to authorize any of the foregoing; or

  •
  any other Event of Default provided in any supplemental indenture or in a Note Certificate representing the Notes of such series.

              If one or more Events of Default shall have occurred and be continuing with respect to the Notes of such series, then, and in every such event, unless the principal of all of the Notes of such series shall have already become due and payable, either the Indenture Trustee or the holder or holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding hereunder (each such series voting as a separate class) by notice in writing to us (and to the Indenture Trustee if given by such holders), may declare the entire principal of, and premium on (if any), all the Notes of such series and any interest accrued thereon and any other amounts due and owing with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that, if any Event of Default specified in the sixth or seventh bullets above occurs with respect to us, or if any Event of Default specified in the third bullet above that would cause any Funding Agreement securing the Notes of a series to become automatically and immediately due and payable occurs with respect to Allstate Life, then without any notice to us or any other act by the Indenture Trustee or any holder of any Notes of such series, the entire principal of, and premium on (if any), all the Notes of such series and the interest accrued thereon and any other amounts due and owing with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which were waived by us under the Indenture; and provided further that, if any Event of Default specified in the third or fifth bullets above shall have occurred and be continuing with respect to all series of Notes then outstanding, either the Indenture Trustee or the holder or holders of not less than 25% in aggregate principal amount of the Notes of all series then outstanding (treated as a single class) by notice in writing to us (and to the Indenture Trustee if given by such holder or holders), may declare the entire principal of, and premium on (if any), all the Notes of all series and the interest accrued thereon and any other amounts due and owing with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

              If at any time after the principal of the Notes of such series, any interest accrued thereon and any other amounts due or owing with respect thereto (or all the Notes of all series if the second proviso of the preceding paragraph is applicable) shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as hereinafter provided, we shall pay or shall deposit with the Indenture Trustee a sum sufficient to pay all due and payable interest on all the Notes of such series, any interest accrued thereon and any other amounts due or owing with respect thereto (or all the Notes of all series if the second proviso of the preceding paragraph is applicable) and the principal of and premium on (if any) any and all Notes of such series (or all the Notes of all series if the second proviso of the preceding paragraph is applicable) which shall have become due and payable otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable, at the same rate as the rate of interest specified in the Note Certificates representing the Notes of such series (or all the Notes of all series if the second proviso of the preceding paragraph is applicable) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of and premium on (if any) the Notes of such series (or all the Notes of all series if the second proviso of the preceding paragraph is applicable) which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case holders of a majority in aggregate principal amount of the Notes of such series then outstanding, each voting as a separate class (or all the Notes of all series, all voting as a single class, if the second proviso of the preceding paragraph is applicable), by written notice to us and to the Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

              Upon the occurrence and during the continuation of an Event of Default, the claims of the Indenture Trustee for its fees and expenses will have priority over the claims of holders of Notes with respect to any funds collected by the Indenture Trustee during such Event of Default, subject to the terms of the Indenture.

              Except in the circumstances described in the third bullet point above, an Event of Default under the Notes of a series will not constitute an event of default under any related Funding

Agreement. In the absence of a contemporaneous event of default under any applicable Funding Agreement, we will probably not have sufficient amounts to pay fully all amounts due to the holders of the applicable series of Notes upon the occurrence of an acceleration event with respect to such series of Notes. In such a case, the Indenture Trustee, acting for the benefit of the holders of the applicable series of Notes, will be limited to a proceeding against each applicable Funding Agreement and the related Collateral. However, because under such circumstances Allstate Life would not be under any obligation to accelerate its payment obligations under any such Funding Agreement, the Indenture Trustee could only:

  •
  continue to receive scheduled periodic payments under the Collateral, including any applicable Funding Agreement;

  •
  dispose of the Collateral, including any applicable Funding Agreement, subject to obtaining the consent of Allstate Life; or

  •
  exercise any combination of the foregoing.

Any such disposition of Collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of Notes.

              In addition, in the event of any acceleration under a series of Notes, the amounts of cash received under any applicable Funding Agreements, any related Support and Expenses Agreement and any other sources available to us may be insufficient to enable us to satisfy all of our Support Obligations and other cash obligations. The failure to have sufficient cash to meet these obligations could result in insolvency or other circumstances that could result in material losses to the holders of the applicable series of Notes.

Certain Rights of Holders

              The holder or holders of a majority in aggregate principal amount of the Notes of any series (with each series voting as a separate class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by the Indenture, provided that:

  •
  such direction shall not be otherwise than in accordance with law and the provisions of the Indenture; and

  •
  the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of any holder of any Note of all series so affected not joining in the giving of said direction.

              Nothing in the Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the holder or holders of Notes.

              No holder of the Notes of a series shall have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any agreement or instrument included in the relevant Collateral or for the appointment of a receiver or trustee, unless:

  •
  such holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to such series of Notes;

  •
  the holder or holders of Notes representing not less than 25% of the aggregate principal amount of the outstanding Notes of such series shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Indenture Trustee;

  •
  such holder or holders have offered to the Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holder or holders of Notes representing at least 66 2/3% of the aggregate principal amount of the outstanding Notes of such series;

it being understood and intended that no holder or holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holder of any Note of the relevant series or to obtain or to seek to obtain priority or preference over any other holder of the relevant series to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the Notes of the relevant series.

Modifications and Amendments

    Modifications and Amendments Without Consent of Holders

              We and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for one or more of the following purposes without the consent of any holders:

  •
  for us to convey, transfer, assign, mortgage or pledge to the Indenture Trustee as security for the Notes of one or more series any property or assets;

  •
  to add to our covenants such further covenants, restrictions, conditions or provisions as we and the Indenture Trustee shall consider to be for the protection of each holder, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as herein set forth; provided that, in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Indenture Trustee upon such an Event of Default or may limit the right of the holder or holders of a majority in aggregate principal amount of the Notes of such series to waive such an Event of Default;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture or Note Certificate which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture or Note Certificate; or to make such other provisions in regard to matters or questions arising under the Indenture or under any supplemental indenture or Note Certificate as we may deem necessary or desirable and which shall not adversely affect the interests of the holders in any material respect;

  •
  to establish the form or terms of Notes of any series; or

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee.

              We shall advise all rating agencies that are then rating the program or any series of Notes of any such supplemental indentures.

    Modifications and Amendments With Consent of Holders

              With the consent of the holder or holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding of all series affected (voting as a single class), we and the Indenture Trustee may, from time to time and at any time, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or Note Certificate or of modifying in any manner the rights of the holders of Notes of each such series; provided, that no such supplemental indenture shall:

  •
  change the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any holder of Notes to institute suit for the payment thereof without the consent of the holder of each Note so affected;

  •
  modify any of the provisions of the Indenture except to increase the percentage of Notes required to approve any supplemental indenture; or

  •
  permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the relevant Collateral or terminate the lien of the Indenture on any property held for the benefit and security of holders of Notes of the relevant series of the Trust or deprive any holder of any Note of such series of the Trust of the security afforded by the lien of the Indenture, without the consent of the holder of each Note so affected.

Indenture Trustee

              Under the Indenture, if an Event of Default with respect to any series of Notes has occurred and is continuing, the Indenture Trustee is obligated to exercise such of the rights and powers vested in it by the Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              Except during the continuance of an Event of Default, the Indenture provides that the Indenture Trustee need perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the Indenture Trustee will be read into the Indenture.

              No provision of the Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

  •
  this paragraph does not limit the effect of the immediately preceding paragraph;

  •
  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of the Indenture unless a responsible officer (as defined in the Indenture) of the Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee must examine such certificates and opinions to determine whether they conform to the requirements of the Indenture;

  •
  the Indenture Trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

  •
  the Indenture Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under the Indenture with respect to the Notes; and

  •
  no provision of the Indenture requires the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              The Indenture Trustee may resign at any time by giving not less than 90 days' prior written notice thereof to us and the holders of the affected series of Notes. If no successor Indenture Trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

              If at any time:

  •
  the Indenture Trustee shall cease to be eligible to serve as Indenture Trustee under the requirements of the Indenture and shall fail to resign after written request or

  •
  the Indenture Trustee shall become incapable of acting with respect to the applicable series of Notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, we (except upon the occurrence and during the continuation of an Event of Default) may remove the Indenture Trustee with respect to the applicable series of Notes and appoint a successor Indenture Trustee.

              In addition to the right of petition given to the resigning Indenture Trustee and the right of removal given to us pursuant to the two preceding paragraphs, any holder who has been a holder of Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee, as the case may be.

              Holders of a majority in aggregate principal amount of the Notes of each series at the time outstanding may at any time remove the Indenture Trustee with respect to the Notes of such series and appoint a successor indenture trustee with respect to the Notes of such series by delivering to the

Indenture Trustee so removed, to the successor Indenture Trustee so appointed and to us the evidence required for such action by the Indenture.

Meetings of Holders

              A Meeting of holders of Notes of any series may be called at any time and from time to time pursuant to the Indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by such holders of Notes of such series.

              Unless otherwise provided in a Note Certificate representing the Notes of a particular series, the Indenture Trustee may at any time call a meeting of holders of Notes of any series for any purpose specified in the preceding paragraph, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office (as defined in the Indenture) is located. Notice of every meeting of such holders of Notes of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

              Any resolution passed or decision taken at any meeting of holders of Notes of a series duly held in accordance with the Indenture will be binding on all of the holders of Notes of such series, whether or not such holders were present or represented at the meeting.

Nonrecourse Enforcement

              Notwithstanding anything to the contrary contained in the Indenture or the Notes, other than as described below, none of Allstate Life, its officers, directors, affiliates, employees or agents or any of our trustees, beneficial owners or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom we refer to collectively in this Prospectus as the "Nonrecourse Parties", will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any Notes. If any Event of Default shall occur with respect to any Notes of any series, the right of the holder or holders of Notes of such series and the Indenture Trustee on behalf of such holder or holders in connection with a claim on such series of Notes will be limited solely to a proceeding against the relevant Collateral.

              Neither such holder or holders nor the Indenture Trustee on behalf of such holder or holders will have the right to proceed against the Nonrecourse Parties or the assets of any other series of the Trust to enforce the relevant series of Notes (except that to the extent they exercise their rights, if any, to seize the Funding Agreement, they may enforce the Funding Agreement against Allstate Life) or for any deficiency judgment remaining after foreclosure of any property included in the Collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the assets of the relevant series of the Trust of the liens, assignments, rights and security interests created by the Indenture, the Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. The holders of Notes are not precluded from foreclosing upon any property included in the Collateral or from any other rights or remedies in law or in equity against the assets of the relevant series of the Trust.

Notices

              All notices regarding Notes will be mailed to the registered owners thereof as their names appear in the note register maintained by the Indenture Trustee.

Governing Law; Submission to Jurisdiction

              The Indenture and the Notes of each series shall (unless specified otherwise in any Pricing Supplement) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the ownership of and security interest in the relevant Funding Agreements of the relevant series of the Trust or remedies under the Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against us, any series of the Trust, or the Indenture Trustee arising out of or relating to the Indenture, any Note or any portion of the Collateral may be brought in a United States federal court located in New York City, the Borough of Manhattan, provided that the Pricing Supplement for any series of Notes may specify other jurisdictions as to which we may consent to the nonexclusive jurisdiction of its courts with respect to such series of Notes.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

              Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this Prospectus is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. We and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their Foreign Currency Notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See "Risk Factors—Foreign Currency Notes are subject to exchange rates and exchange control risks."

Payment of Principal, Premium, if any, and Interest, if any

              Unless otherwise specified in the applicable Pricing Supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a Foreign Currency Note in the Specified Currency. Any amounts so payable by us in the Specified Currency will be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to the registered holders thereof unless otherwise specified in the applicable Pricing Supplement or a registered holder elects, in the manner described below, to receive these amounts in the Specified Currency.

              Any United States dollar amount to be received by registered holders of a series of Foreign Currency Notes will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of such series of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant registered holders of such series of Foreign Currency Notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

              Registered holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the Indenture Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to a Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Registered holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

              Unless otherwise specified in the applicable Pricing Supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of a Global Security which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of its election. The applicable Participant must notify the Depositary of its election on or prior to the third Business Day after the applicable Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Indenture Trustee of that election on or prior to the fifth Business Day after the applicable Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Indenture Trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the Specified Currency.

              We will make payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in United States dollars in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes—General." We will make payments of interest, if any, on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date by check mailed to the address of the registered holders of their Foreign Currency Notes as they appear in the Note Register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under "Description of the Notes—General." We will make payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the Indenture Trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

              If the Specified Currency for Foreign Currency Notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these Foreign Currency Notes by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

              The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

              All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the Foreign Currency Notes.

Judgments

              Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a Foreign Currency Note in the Specified Currency, and a judgment in the Specified Currency would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of Foreign Currency Notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States dollars and converted by the applicable registered holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

              We will indemnify the registered holder of any Note against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular Note and that judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between:

  •
  the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and

  •
  the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

DESCRIPTION OF THE FUNDING AGREEMENTS

              In this section we provide a summary of the terms and conditions of the Funding Agreements. This summary is not complete and you should read the detailed provisions of the Funding Agreements. Capitalized terms used in this summary have the same meanings as those used in the Funding Agreements unless the context otherwise requires.

General

              Funding agreements are unsecured obligations of insurance companies. In connection with each issue of Notes, we will purchase one or more Funding Agreements from Allstate Life. We will grant a security interest in, pledge and collaterally assign each such Funding Agreement to the Indenture Trustee as collateral to secure our obligations under the applicable series of Notes.

Insolvency of Allstate Life

              In the event of insolvency of an Illinois insurance company, claims against the insurer's estate are prioritized pursuant to Section 5/205 of the Illinois Insurance Code. Under Section 5/205(1)(d) of the Illinois Insurance Code, claims of "policyholders... covered under insurance policies and insurance contracts issued by the company" receive payment prior to any distribution to general creditors not falling within any other priority class under the Illinois Insurance Code. The Funding Agreements are unsecured obligations of Allstate Life. Lord, Bissell & Brook, special Illinois insurance insolvency counsel of Allstate Life, has opined that, although the matter is by no means free from doubt, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Illinois law should conclude that each Funding Agreement is properly characterized as an "annuity" under the Illinois Insurance Code; and, in a delinquency proceeding under the Illinois Insurance Code, the timely and properly filed claims of an owner under the Funding Agreement are entitled to distribution pari passu with claims made by Allstate Life's other policyholders, beneficiaries and insureds under insurance policies and insurance contracts issued by Allstate Life, and the claims of the Illinois Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with the Liquidation Act; and that an owner's claim under the Funding Agreement would not be recharacterized as other than the claims of a policyholder, beneficiary or insured under an insurance policy or insurance contract.

              The term "annuity" is used in several sections of the Illinois Insurance Code but is not defined therein. In the absence of any controlling judicial precedents, such opinion is based upon a reasoned application of judicial decisions involving similar or analogous circumstances. Investors should note, however, that, in the event of the insolvency of an insurance company, the judicial analysis of issues relating to the distribution of its general assets has typically proceeded on a case-by-case basis.

Payments and Payments of Additional Amounts

              Under the terms of each Funding Agreement securing our obligations under a series of Notes, Allstate Life will be obligated to make payments in the amounts necessary to permit us to meet in full our scheduled payment obligations under the applicable series of Notes.

              Unless otherwise specified in the applicable Pricing Supplement, we will not pay any Additional Amounts to holders of the Notes in the event that any withholding or deduction for or on account of any United States taxes or other governmental charges is required. If the applicable Pricing Supplement specifies that we will pay Additional Amounts to holders of the Notes, the relevant Funding Agreement will provide that Allstate Life will make payments to us in the amounts necessary to permit us to pay Additional Amounts, if any, required to be paid to holders of the particular series of Notes.

Optional Tax Event Redemption

              If the applicable Pricing Supplement so specifies, the Funding Agreement will provide that upon the occurrence of a Tax Event, Allstate Life may terminate the relevant Funding Agreement by giving not less than 30 and no more than 75 days prior written notice to us and by paying to us the outstanding principal of and accrued but unpaid interest on the Notes or such other amount as is specified in the Pricing Supplement for such Notes, provided that no such notice of termination may be given earlier than 90 days prior to the earliest day when Allstate Life would become obligated to pay any Additional Amounts were a payment in respect of the Funding Agreement then due.

Events of Default

              The following will be "Events of Default" under each Funding Agreement:

  •
  default in the payment when due and payable of any principal amount under the Funding Agreement; or

  •
  default in the payment of any interest accrued when such amounts become due and payable, and continuance of such default for a period of five Business Days; or

  •
  Allstate Life fails, is unable, or Allstate Life admits in writing its inability, generally to pay its debts as such debts become due; or the board of directors of Allstate Life adopts any action to approve or for the purpose of effecting any of the actions referred to in this paragraph; or

  •
  default in the performance or breach of any one or more of the other covenants of Allstate Life under such Funding Agreement, and continuance of such default or breach for a period of 45 days after there has been given notice thereof to Allstate Life; or

  •
  a court having jurisdiction in the premises has entered a decree or order for relief in respect of Allstate Life in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America or any other applicable jurisdiction which decree or order is not stayed; or any other similar relief has been granted under any applicable law; or

  •
  an insolvency case has been commenced against Allstate Life under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America or any other applicable jurisdiction and such case shall not have been dismissed or stayed, in each case within 45 days, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, rehabilitator, conservator, sequestrator, trustee, custodian or other officer having similar powers over Allstate Life, or over all or a substantial part of its property, has been entered; or there has occurred the involuntary appointment of an interim receiver, trustee or other custodian of Allstate Life, for all or a substantial part of its property; or a court having jurisdiction in the premises has entered a decree or order declaring the dissolution of Allstate Life; or a warrant of attachment, execution or similar process has been issued against any substantial part of the property of Allstate Life; or

  •
  the Director of the Illinois Department of Insurance or any other insurance supervisor having jurisdiction over Allstate Life shall have filed a petition seeking any order under the Illinois Insurance Code or other applicable insurance law to rehabilitate, liquidate, or conserve the assets of, or take other similar action with respect to, Allstate Life; or

  •
  Allstate Life commences a voluntary case or other proceeding seeking liquidation, dissolution, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America (or any state thereof) or any other applicable jurisdiction, or seeking the appointment of a receiver, liquidator, rehabilitator, sequestrator, conservator or other similar officer of Allstate Life or any substantial part of its property, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Allstate Life makes any general assignment for the benefit of creditors.

              If one or more Events of Default shall have occurred and be continuing (other than an Event of Default specified in the third, fifth, sixth, seventh and eighth bullets above), the owner of the Funding Agreement may, by written notice to Allstate Life, declare the principal plus accrued but unpaid interest for such Funding Agreement to be due and payable and such amounts will become due and payable on the date the written declaration is given to Allstate Life; provided that if an Event of Default specified in the third, fifth, sixth, seventh and eighth bullets above occurs, such amounts will be automatically and immediately due and payable without any declaration or other act on the part of the owner of the Funding Agreement; provided further that, without affecting the obligation of Allstate Life to repay such amounts, no such repayment shall be made in preference to other policyholders of Allstate Life.

Representations and Warranties of Allstate Life and the Owner of the Funding Agreement

              Allstate Life will make a representation in each Funding Agreement regarding its financial strength ratings by one or more of Standard & Poor's, Moody's and A. M. Best as of the date of such Funding Agreement. The rating by any rating agency of the financial strength of Allstate Life does not mean that such rating agency will rate the related series of Notes. Only the applicable Pricing Supplement will specify whether a particular series of Notes has been rated.

              We and Allstate Life will also represent and warrant to each other in each Funding Agreement as follows:

  •
  the representing party has the power to enter into the Funding Agreement and to consummate the transactions contemplated thereby;

  •
  the Funding Agreement has been duly authorized, executed and delivered by the representing party;

  •
  assuming the due authorization, execution and delivery thereof by the other party thereto, the Funding Agreement constitutes a legal, valid and binding obligation of the representing party; and

  •
  the Funding Agreement is enforceable against the representing party in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

Restrictions on Transfer

              Each Funding Agreement will contain provisions prohibiting the owner of the Funding Agreement from transferring or assigning the Funding Agreement or any right to receive payments under the Funding Agreement to any other person without the express written consent of Allstate Life and the written affirmation of Allstate Life that it has changed its books and records to reflect the transfer or assignment or right to receive payments under the Funding Agreement.

Supplemental Funding Agreements

              Within six months of the date of issue of any Funding Agreement, Allstate Life may issue to us one or more additional Funding Agreements and may provide in any such additional Funding Agreement that such additional Funding Agreement shall constitute part of the same obligation of Allstate Life as the initial Funding Agreement (any such additional Funding Agreement, a "Supplemental Funding Agreement"), and such Supplemental Funding Agreement shall be subject to the same terms and conditions as the initial Funding Agreement (including those set forth in the applicable Funding Agreement Pricing Annex), except that the effective date, the deposit amount, the principal amount and the amount of the first interest payment, if any, may be different with respect to such Supplemental Funding Agreement; provided that the issuance of such Supplemental Funding Agreement satisfies the conditions of Treasury Regulation §1.1275-2(k)(2)(ii) and constitutes a "Qualified Reopening" under Treasury Regulation §1.1275-2(k)(3)(ii) without regard to subparagraph (A) thereof.

Governing Law

              Each Funding Agreement will be governed by, and construed in accordance with, the laws of the State of Illinois without regard to conflict of law principles.

ERISA CONSIDERATIONS

              ERISA imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

              Under U.S. Department of Labor regulations at 29 C.F.R. § 2510.3-101, as in effect from time to time (the "Plan Asset Regulations"), our assets may be deemed to be "plan assets" of an ERISA Plan or a "plan" such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA Plans, "Plans") for purposes of ERISA and Section 4975 of the Code if a Plan or a person investing "plan assets" of a Plan acquires an equity interest in us and none of the exceptions contained in the Plan Asset Regulations are applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the Plan Asset Regulations. Accordingly, whether the Notes would be treated as debt or equity for purposes of the Plan Asset Regulations is unclear. Since, however, the holders of Notes of a series will have recourse only to the relevant Collateral that secures such series of Notes, if the Notes were treated as equity interests, the related Funding Agreements would be treated as assets of any Plan holding a Note.

              Even if the Notes were treated as equity interests for purposes of the Plan Asset Regulations, because (a) the relevant series of the Trust expects that the Funding Agreements will be treated as debt, rather than equity, for federal tax purposes and (b) the Funding Agreements should not be deemed to have any "substantial equity features", none of the assets underlying the Funding Agreements should be treated as Plan Assets for purposes of the Plan Asset Regulations. Those conclusions are based, in part, upon the traditional debt features of the Funding Agreements, including the reasonable expectation of purchasers of the Notes that the payments due under the Funding Agreements will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

              Moreover, since the Delaware Trustee has no discretionary authority with respect to the Funding Agreements, even if the Funding Agreements are treated as assets of a Plan holding a Note, the Delaware Trustee should not be treated as having acted in a fiduciary capacity with respect to the Funding Agreements and the treatment of the Funding Agreements as Plan assets should not, absent other factors that do not appear to be present, give rise to a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.

              Therefore, subject to the considerations described herein, the Notes are eligible for purchase by Plans, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity ("Plan Asset Entity") and any person investing "plan assets" of any Plan.

              Section 406 of ERISA and Section 4975 of the Code also prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plans (together, "Parties in Interest"). For example, if either we or Allstate Life are a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the Notes by or on behalf of the Plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A Party in Interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

              The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the Notes by or on behalf of a Plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the Notes. In addition, a purchaser of the Notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

              Accordingly, the Notes may not be purchased or held by any Plan, any Plan Asset Entity or any person investing "plan assets" of any Plan, unless the purchase and holding of the Notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser of the Notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a Plan or other Plan Asset Entity and is not purchasing the Notes on behalf of or with "plan assets" of any Plan or other Plan Asset Entity; or its purchase and holding of the Notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the Notes.

              Moreover, the Notes may not be purchased or held by any Plan, any Plan Asset Entity or any person investing "plan assets" of any Plan if we or any of our affiliates (a) have investment or administrative discretion with respect to the assets of the Plan used to effect such purchase; (b) have authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such Plan.

              Any insurance company proposing to invest assets of its general account in the Notes should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Notes on behalf of or with "plan assets" of any Plan or Plan Asset Entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

              Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the Notes (and any continued holding of the Notes), or the operation and administration of the relevant series of the Trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the Notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the Notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the Notes is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the Notes. Fiduciaries of any such plans should consult with their counsel before purchasing any Notes.

              The sale of any Notes to a Plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              Notwithstanding the above, with regard to a particular series of the Trust, the sale of Notes to Plans, or a person utilizing the plan assets of Plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement to this Prospectus will disclose the prohibition or such additional conditions.

              THE EMPLOYEE BENEFIT PLAN CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

              In this section we provide a summary of United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, partnerships, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than initial purchasers of Notes (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

              As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

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  an estate whose income is subject to United States Federal income tax regardless of its source; or

  •
  subject to applicable transition rules, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

              As used in this section, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

Classification of the Issuer and Notes

              In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., our special tax counsel, under current law and based on certain facts and assumptions contained in such opinion:

  •
  we, generally and with respect to each series of the Trust, will be ignored for United States Federal income tax purposes and will not be treated as an association or a publicly traded partnership taxable as a corporation; and

  •
  the Notes will be classified as indebtedness of Allstate Life for United States Federal income tax purposes.

              Allstate Life and we, generally and with respect to each series of the Trust, will treat the Notes as indebtedness of Allstate Life for all United States Federal income tax purposes. Each holder of Notes, by acceptance of such Notes, will be deemed to have agreed to treat the Notes as indebtedness of Allstate Life for all United States Federal income tax purposes. The remainder of this discussion assumes the Notes are properly treated as indebtedness of Allstate Life for all United States Federal income tax purposes.

              An opinion of tax counsel is not binding on the Internal Revenue Service (the "IRS") or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the

IRS. Accordingly, persons considering the purchase of Notes should consult their own tax advisors about the United States Federal income tax consequences of an investment in the Notes and the application of United States Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

U.S. Holders

    Payments of Interest

              Except as described below, payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

    Discount Notes

              The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes").

              For United States Federal income tax purposes, original issue discount ("OID") is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then some or all of the stated interest on the Note would be treated as OID rather than qualified stated interest.

              Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include OID in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of OID included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of OID with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of OID on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between:

  •
  the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period); and

  •
  the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

              A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Floating Rate Notes and Indexed Notes

              Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if:

  •
  its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount;

  •
  it provides for stated interest, paid or compounded at least annually, at current values of, one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

  •
  it does not provide for any principal payments which are contingent.

              A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of Allstate Life (or a related party) or that is unique to the circumstances of Allstate Life (or a related party), such as dividends, profits, or the value of Allstate Life's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of Allstate Life). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. In addition, if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

              If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" and if the interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with OID unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

  •
  in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

  •
  in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is the amount of interest actually paid during such accrual period.

              In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Note. A Variable Note is converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a single fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

              Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument. A U.S. Holder of the Variable Note will account for such OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

              If the Variable Note does not qualify as a "variable rate debt instrument" then the Variable Note would be treated as a contingent payment debt instrument. A U.S. Holder of a contingent payment debt instrument is generally required to include future contingent and noncontingent interest payments in income under the constant yield method as such interest accrues based on Allstate Life's determination of the "comparable yield" and the establishment of a "projected payment schedule" that must produce the comparable yield. The comparable yield is the yield at which Allstate Life would issue a fixed rated debt instrument with similar terms and conditions. The projected payment schedule consists of all stated principal payments and a projected amount and time for each contingent interest payment. If the actual amount of any contingent payment, once determined, differs from the projected amounts, appropriate adjustments are to be made to the amounts required to be included in gross income by the U.S. Holder. The yield, timing and amounts set forth in the projected payment schedule are for purposes of computing the OID only and are not assurances by us with respect to any aspect of the Notes. Because U.S. Holders will generally be bound by Allstate Life's determination of the comparable yield and by the projected payment schedule for United States Federal income tax purposes, a U.S. Holder's income inclusions may be accelerated relative to the time payments under the Notes are in fact made. The IRS has authority to disregard a projected payment schedule it determines to be unreasonable. Any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as interest income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt instruments will be more fully described in the applicable Pricing Supplement. Purchasers of contingent payment debt instruments should carefully examine the applicable Pricing Supplement and should consult their own tax advisor with respect to such Notes.

              Certain of the Notes:

  •
  may be redeemable at our option prior to their stated maturity (a "call option"); and/or

  •
  may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above.

              Investors intending to purchase Notes with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes.

              U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID, subject to certain limitations and exceptions.

    Short-Term Notes

              Notes that have a fixed maturity of one year or less ("Short Term Notes") will be treated as having been issued with OID. In general, an individual or other cash method U.S. Holder is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue OID on a Short-Term Note on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

    Market Discount

              If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount", unless such market discount is less than a specified de minimis amount.

              Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of:

  •
  the amount of such payment or realized gain; and

  •
  the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition.

              Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

              A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction of such holder's "net direct interest expense" is only allowed to the extent the interest expense exceeds an allocable portion of market discount. Net direct interest expense is the excess of interest paid or accrued to purchase or carry the market discount Note over the interest (including OID) includible in the purchaser's gross income. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note, the receipt of certain cash payments and the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

    Premium

              If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in gross income in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments held or acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

    Disposition of a Note

              Except as discussed above, upon the sale, exchange, redemption (including a redemption in connection with a Tax Event) or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Notes Denominated or on which Interest is Payable in a Foreign Currency

              As used in this section, "Foreign Currency" means a currency other than U.S. dollars.

    Payments of Interest on a Foreign Currency Note

    Cash Method

              A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Foreign Currency Note (other than OID or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

    Accrual Method

              A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including OID or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

    Purchase, Sale and Retirement of Foreign Currency Notes

              A U.S. Holder who purchases a Foreign Currency Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Foreign Currency Note, determined on the date of purchase.

              Except as discussed above with respect to Short-Term Notes, upon the sale, exchange, redemption (including a redemption in connection with a Tax Event) or retirement of a Foreign Currency Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Foreign Currency Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Foreign Currency Note has been held by such U.S. Holder for more than one year. To the extent the gain realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Foreign Currency Note is disposed of (or deemed disposed of as a result of a material change in the terms of the Foreign Currency Note). In the case of a Foreign Currency Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Foreign Currency Note will equal the cost of the Foreign Currency Note to such U.S. Holder, increased by the amounts of any market discount or OID previously included in income by the U.S. Holder with respect to such Foreign Currency Note and reduced by any amortized acquisition or other premium and any principal payments received by the U.S. Holder. A U.S. Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustments to such U.S. Holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

              Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the

Foreign Currency Note, determined on the date such payment is received or the Foreign Currency Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Foreign Currency Note, determined on the date the U.S. Holder acquired the Foreign Currency Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Foreign Currency Note.

    Original Issue Discount

              In the case of a Discount Note or Short-Term Note:

  •
  OID is determined in units of the Foreign Currency;

  •
  accrued OID is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency—Accrual Method" above; and

  •
  the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

    Premium and Market Discount

              In the case of a Foreign Currency Note with market discount:

  •
  market discount is determined in units of the Foreign Currency;

  •
  accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Foreign Currency Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss); and

  •
  accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Foreign Currency Note in the manner described in "Payments of Interest in a Foreign Currency—Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

              With respect to a Foreign Currency Note acquired with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Foreign Currency Note.

    Exchange of Foreign Currencies

              A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

Non-U.S. Holders

              Payments of interest (including OID, if any) on a Note received by a non-U.S. Holder that does not hold its Notes in connection with the conduct of a trade or business in the United States, will generally not be subject to United States Federal withholding tax pursuant to the "Portfolio Interest Exemption" unless:

  •
  the non-U.S. Holder is a direct or indirect 10% or greater shareholder of Allstate Life;

  •
  the non-U.S. Holder is a controlled foreign corporation related to Allstate Life;

  •
  the non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the Code; or

  •
  interest on the Note is contingent interest described in section 871(h)(4) of the Code.

              To qualify for the Portfolio Interest Exemption from United State Federal withholding tax, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

  •
  is signed by the beneficial owner of the Note under penalties of perjury;

  •
  certifies that such owner is not a U.S. Holder; and

  •
  provides the name and address of the beneficial owner.

              The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such a case, the signed statement generally must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

              If a non-U.S. Holder cannot satisfy the requirements for eligibility for the Portfolio Interest Exemption, interest earned by such non-U.S. Holder will be subject to United States Federal withholding tax at a 30% rate unless the non-U.S. Holder provides the Withholding Agent with a properly executed:

  •
  IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a United States income tax treaty; or

  •
  IRS Form W-8ECI stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States.

              Notwithstanding the provision of IRS Form W-8ECI, a non-U.S. Holder that holds its Notes in connection with its conduct of a trade or business in the United States will be taxed on its Notes in the same manner as a U.S. Holder, and, if such non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

              Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon the sale, exchange, redemption (including a redemption in connection with a Tax Event) retirement or disposition of a Note, provided:

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder; and

  •
  the non-U.S. Holder is not an individual who is present in the United States for 183 days or more during the taxable year.

              Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

              The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of Allstate Life or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States. If any portion of the interest payable on the Notes at the time of the individual's death was contingent interest, then an appropriate portion of the value of the Notes would be includible in the estate of a non-U.S. Holder.

Backup Withholding and Information Reporting

              Backup withholding of United States Federal income tax at a rate of 30% (which rate is scheduled to be reduced gradually to 28% by 2006) may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

              In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 30% (which rate is scheduled to be reduced gradually to 28% by 2006) of the entire purchase price, unless either the broker determines that the seller is a corporation or other exempt recipient or the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either the broker determines that the seller is an exempt recipient or the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

              Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

              We are offering the Notes on a continuous basis for sale to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated and other agents we may appoint from time to time (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from us for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. However, we may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. We will pay a commission to an Agent, ranging from 0% to    •    % of the principal amount of each Note, depending upon its stated maturity, sold through that Agent as our agent. Unless we otherwise provide in the applicable Pricing Supplement, we will negotiate commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as our agent at the time of the related sale. The Notes may be sold to institutional, retail, United States, foreign and other investors.

              Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

              We reserve the right to modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

              Unless otherwise specified in the applicable Pricing Supplement, you will be required to pay the purchase price of your Notes in immediately available funds in the specified currency in The City of New York on the date of settlement.

              Upon issuance, the Notes will not have an established trading market. The Notes may not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

              In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agents will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If those Agents create a short position in Notes, i.e., if they sell Notes in an amount exceeding the amount referred to in the applicable Pricing Supplement, they may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these type of purchases.

              Neither we nor any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither we nor any Agent makes any representation that the

Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

              The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. We and Allstate Life have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

              In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with Allstate Life and certain of its affiliates.

LEGAL OPINIONS

              Certain matters regarding the Notes and their offering will be passed upon:

  •
  for Allstate Life by Michael J. Velotta, Esq., Senior Vice President, Secretary and General Counsel of Allstate Life (as to Illinois law);

  •
  for us and Allstate Life by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations (as to New York law, United States Federal securities and tax law and certain insurance regulatory matters);

  •
  for us and Allstate Life by Lord, Bissell & Brook (as to certain Illinois regulatory matters);

  •
  for us and Wilmington Trust Company by Richards, Layton & Finger, P.A. (as to Delaware law); and

  •
  for the Agents by Sidley Austin Brown & Wood (as to New York law and United States Federal securities law).

              LeBoeuf, Lamb, Greene & MacRae, L.L.P. has from time to time represented, and continues to represent, one or more of the Agents.

EXPERTS

              The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from the Allstate Life Insurance Company registration statement on Form 10 filed April 24, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              With respect to the unaudited interim financial information for the periods ended March 31, 2002 and 2001; June 30, 2002 and 2001; and September 30, 2002 and 2001 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002; June 30, 2002; and September 30, 2002 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Allstate Life Global Funding

Senior Secured Medium Term Notes

P R O S P E C T U S

Merrill Lynch & Co.

November     •    , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 13. Other Expenses of Issuance and Distribution (Form S-1; Item 14 of Form S-3).

              The following table sets forth the estimated expenses to be incurred in connection with the offering described in these registration statements:

Securities and Exchange Commission registration fee		$276,000
Blue Sky Filing and Counsel Fees		*
Fees and expenses of Trustee		*
Printing Registration Statements, Prospectus and other documents		*
Accountants' fees		*
Rating Agencies' fees		*
Miscellaneous expenses		*

Total	$	*

*  To be provided by amendment.

    Item 14. Indemnification of Directors and Officers (Form S-1; Item 15 of Form S-3).

Allstate Life Insurance Company

              Under Section 8.75 of the Illinois Business Corporation Act of 1983, Allstate Life is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Allstate Life, or serving or having served at the request of Allstate Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, officer, employee or agent of Allstate Life who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

              Article VI, Section 1 of the bylaws of Allstate Life provides that Allstate Life will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made party to any proceeding by reason of the fact that such persons were or are directors or officers of Allstate Life, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Allstate Life before such date. Article IV of the bylaws of The Allstate Corporation provides similar rights of indemnification to all directors, former directors, officers and former officers of Allstate Life, as a subsidiary of The Allstate Corporation.

              The directors and officers of Allstate Life have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Allstate Life.

Allstate Life Global Funding

              Allstate Life has agreed, pursuant to the Support and Expenses Agreement, to pay certain costs and expenses related to the offering, sale and issuance of any series of Notes by us. We have agreed, pursuant to the Administrative Services Agreement, to indemnify AMACAR Pacific Corp., as Administrator, and to hold the Administrator harmless, from and against certain losses arising out of, in connection with, or resulting from the Administrator's rights and/or performance of the Administrator's duties by the Administrator or its agents and employees pursuant to the Administrative Services Agreement. We have also agreed, pursuant to an indemnity agreement with Wilmington Trust Company, to indemnify, protect, save and keep harmless Wilmington Trust Company, as Delaware Trustee, and its officers, directors, successors, assigns, legal representatives, agents, and servants, from and against certain liabilities relating to or arising out of the Trust Agreement or any other agreements to which we are a party or to which we become a party.

    Item 15. Recent Sales of Unregistered Securities (Form S-1 Only).

              None.

    Item 16. Exhibits (Both Forms S-1 and S-3) and Financial Statement Schedules (Form S-1 Only).

  (a)
  Exhibits:

Exhibit No.	Description
1.1	Form of Distribution Agreement.
1.2	Form of Representations and Indemnity Agreement.
3.1	Articles of Amendment to the Articles of Incorporation of Allstate Life Insurance Company dated December 29, 1999 (incorporated by reference to Form 10 dated April 24, 2002).
3.2	By-Laws of Allstate Life Insurance Company, Amended and Restated June 28, 2000 (incorporated by reference to Form 10 dated April 24, 2002).
3.3	Certificate of Trust of Allstate Life Global Funding, dated as of June 24, 2002.
4.1	Trust Agreement, dated as of June 24, 2002, between Wilmington Trust Company and AMACAR Pacific Corp.
4.2	Form of Amended and Restated Trust Agreement to be entered into between Wilmington Trust Company and AMACAR Pacific Corp.
4.3	Form of Indenture to be entered into between Allstate Life Global Funding and Bank One, National Association.
4.4	Form of Global Security.
4.5	Form of Definitive Security.
5.1*	Opinion of Counsel of Allstate Life Insurance Company.
5.2*	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
5.3*	Opinion of Richards, Layton & Finger, P.A.
8*	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., as Tax Counsel.
10.1	Form of Funding Agreement between Allstate Life Insurance Company and Allstate Life Global Funding.

10.2	Support and Expenses Agreement, dated as of June 27, 2002, between Allstate Life Global Funding and Allstate Life Insurance Company.
10.3	Administrative Services Agreement, dated as of June 27, 2002, between Allstate Life Global Funding and AMACAR Pacific Corp.
10.4	Form of Amended and Restated Administrative Services Agreement to be entered into between Allstate Life Global Funding and AMACAR Pacific Corp.
10.5*	Name Licensing Agreement between Allstate Life Global Funding and Allstate Insurance Company.
10.6	Indemnity Agreement, dated as of June 24, 2002, between Allstate Life Global Funding and Wilmington Trust Company.
12	Ratio of Earnings to Fixed Charges of Allstate Life Insurance Company.
15	Letter re unaudited interim financial information.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Counsel of Allstate Life Insurance Company (included in Exhibit 5.1).
23.3	Consents of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (Included in Exhibits 5.2 and 8).
23.4*	Consent of Lord, Bissel & Brook.
23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One, National Association, Trustee.

*  To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

  (b)
  Financial Statement Schedules of Allstate Life Global Funding.

    Not applicable.

    Item 17. Undertakings (Both Forms S-1 and S-3).

              (a)  The undersigned registrants hereby undertake:

                  (1)  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to these registration statements:

                      (i)  To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii)  To reflect in the Prospectus any facts or events arising after the effective date of these registration statements (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in these registration statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statements.

                    (iii)  To include any material information with respect to the plan of distribution not previously disclosed in these registration statements or any material change to such information in these registration statements; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in these registration statements.

                  (2)  That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of these registration statements in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of these registration statements as of the time it was declared effective.

                  (3)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b)  The undersigned registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in these registration statements shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c)  The undersigned registrants hereby undertake to file an application for the purposes of determining eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act of 1933.

              (d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers pursuant to the provisions discussed in Item 15 above, or otherwise, the undersigned registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Allstate Life of expenses incurred or paid by its director or officer in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, Allstate Life will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Allstate Life Global Funding has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 22, 2002.

ALLSTATE LIFE GLOBAL FUNDING
By:	AMACAR Pacific Corp., not in its individual capacity, but solely as Administrator
By:	/s/ DOUGLAS K. JOHNSON Name: Douglas K. Johnson Title: President

              Pursuant to the requirements of the Securities Act of 1933, as amended, Allstate Life Insurance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, and State of Illinois, on November 22, 2002.

ALLSTATE LIFE INSURANCE COMPANY
By:	/s/ CASEY J. SYLLA
Casey J. Sylla, Chairman of the Board, President and Director

              Each person whose signature appears below hereby appoints Steven E. Shebik, Kevin R. Slawin, Michael J. Velotta and Casey J. Sylla as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 22, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ DAVID A. BIRD David A. Bird	Senior Vice President and Director of Allstate Life
/s/ MARGARET G. DYER Margaret G. Dyer	Senior Vice President and Director of Allstate Life
/s/ MARLA FRIEDMAN Marla Friedman	Senior Vice President and Director of Allstate Life
/s/ EDWARD M. LIDDY Edward M. Liddy	Director of Allstate Life
/s/ JOHN C. LOUNDS John C. Lounds	Senior Vice President and Director of Allstate Life

/s/ J. KEVIN MCCARTHY J. Kevin McCarthy	Senior Vice President and Director of Allstate Life
/s/ ROBERT W. PIKE Robert W. Pike	Director of Allstate Life
/s/ SAMUEL H. PILCH Samuel H. Pilch	Group Vice President Controller and Director of Allstate Life
/s/ MICHAEL J. ROCHE Michael J. Roche	Senior Vice President and Director of Allstate Life
/s/ STEVEN E. SHEBIK Steven E. Shebik	Senior Vice President, Chief Financial Officer and Director of Allstate Life (Principal Financial Officer)
/s/ ERIC A. SIMONSON Eric A. Simonson	Senior Vice President, Chief Investment Officer and Director of Allstate Life
/s/ KEVIN R. SLAWIN Kevin R. Slawin	Senior Vice President and Director of Allstate Life
/s/ CASEY J. SYLLA Casey J. Sylla	Chairman of the Board, President and Director of Allstate Life (Principal Executive Officer)
/s/ MICHAEL J. VELOTTA Michael J. Velotta	Senior Vice President, General Counsel, Secretary and Director of Allstate Life
/s/ THOMAS J. WILSON, II Thomas J. Wilson, II	Director of Allstate Life

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Distribution Agreement.
1.2	Form of Representations and Indemnity Agreement.
3.1	Articles of Amendment to the Articles of Incorporation of Allstate Life Insurance Company dated December 29, 1999 (incorporated by reference to Form 10 dated April 24, 2002).
3.2	By-Laws of Allstate Life Insurance Company, Amended and Restated June 28, 2000 (incorporated by reference to Form 10 dated April 24, 2002).
3.3	Certificate of Trust of Allstate Life Global Funding, dated as of June 24, 2002.
4.1	Trust Agreement, dated as of June 24, 2002, between Wilmington Trust Company and AMACAR Pacific Corp.
4.2	Form of Amended and Restated Trust Agreement to be entered into between Wilmington Trust Company and AMACAR Pacific Corp.
4.3	Form of Indenture to be entered into between Allstate Life Global Funding and Bank One, National Association.
4.4	Form of Global Security.
4.5	Form of Definitive Security.
5.1*	Opinion of Counsel of Allstate Life Insurance Company.
5.2*	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
5.3*	Opinion of Richards, Layton & Finger, P.A.
8*	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., as Tax Counsel.
10.1	Form of Funding Agreement between Allstate Life Insurance Company and Allstate Life Global Funding.
10.2	Support and Expenses Agreement, dated as of June 27, 2002, between Allstate Life Global Funding and Allstate Life Insurance Company.
10.3	Administrative Services Agreement, dated as of June 27, 2002, between Allstate Life Global Funding and AMACAR Pacific Corp.
10.4	Form of Amended and Restated Administrative Services Agreement to be entered into between Allstate Life Global Funding and AMACAR Pacific Corp.
10.5*	Name Licensing Agreement between Allstate Life Global Funding and Allstate Insurance Company.
10.6	Indemnity Agreement, dated as of June 24, 2002, between Allstate Life Global Funding and Wilmington Trust Company.
12	Ratio of Earnings to Fixed Charges of Allstate Life Insurance Company.
15	Letter re unaudited interim financial information.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Allstate Life Insurance Company (included in Exhibit 5.1).
23.3	Consents of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (Included in Exhibits 5.2 and 8).
23.4*	Consent of Lord, Bissel & Brook.
23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One, National Association, Trustee.

*  To be filed by amendment or by a report on Form 8-K to Item 601 of Regulation S-K.

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EXPLANATORY NOTE
Table of Contents
FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
RISK FACTORS
DESCRIPTION OF THE ISSUER
DESCRIPTION OF ALLSTATE LIFE
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
DESCRIPTION OF THE FUNDING AGREEMENTS
ERISA CONSIDERATIONS
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX